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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
POLYMER GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POLYMER GROUP, INC.

NOTICE OF 2008 ANNUAL MEETING
AND PROXY STATEMENT

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

April 25, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 annual meeting of stockholders (the "Annual Meeting") of Polymer Group, Inc. ("PGI") to be held on May 22, 2008, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina.

        The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

        It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, I urge you to vote, sign, date, and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you plan to attend the Annual Meeting. Signing the enclosed Proxy will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

        We hope that you can attend the Annual Meeting. We appreciate your interest in and support of PGI.

Sincerely,

/s/ VERONICA M. HAGEN Veronica M. Hagen Chief Executive Officer

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2008

To the Stockholders of Polymer Group, Inc.:

        The 2008 annual meeting of the stockholders (the "Annual Meeting") of Polymer Group, Inc. will be held on May 22, 2008, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, to consider and take action with respect to the following matters:

  1.
  the election of nine directors for one-year terms or until their successors are duly elected and qualified;

  2.
  the approval of the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan; and

  3.
  the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors fixed the close of business on March 31, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

        You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute, and promptly mail the enclosed Proxy in the envelope provided, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ DANIEL L. RIKARD Daniel L. Rikard Secretary
Charlotte, North Carolina April 25, 2008

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE ENVELOPE PROVIDED.

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2008

        This Proxy Statement is being provided to the stockholders of Polymer Group, Inc. ("PGI," "we," "us," "our" or the "Company") in connection with the solicitation of proxies by PGI's Board of Directors (the "Board of Directors" or the "Board") for the 2008 annual meeting of stockholders (the "Annual Meeting") to be held on May 22, 2008, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, and at any adjournments thereof. This Proxy Statement and the enclosed Proxy are first being sent or given to stockholders on or about April 25, 2008. The Board of Directors fixed the close of business on March 31, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments thereof.

        When you sign and return the enclosed Proxy, the shares represented thereby will be voted in accordance with the directions noted thereon. If no direction is indicated, the shares represented thereby will be voted FOR the slate of directors described herein, FOR approval of the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan, and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in the discretion of the proxy holders.

        Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to our Secretary prior to the Annual Meeting or by submission of a later-dated proxy that is received prior to the Annual Meeting.

        We have five authorized classes of common stock consisting of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, each of which classes have a par value of $.01 per share and are collectively referred to as the "Common Stock." Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On March 31, 2008, the record date, there were a total of 19,412,118 shares of Common Stock outstanding, consisting of 19,280,894 shares of Class A Common Stock, 106,905 shares of Class B Common Stock and 24,319 shares of Class C Common Stock. There are currently no shares of Class D Common Stock or Class E Common Stock outstanding.

        In addition, we have the authority to issue preferred stock, par value $.01 per share ("Preferred Stock") from time to time and in one or more series. As of the record date, there were no shares of Preferred Stock outstanding.

        The presence in person or by proxy of the holders of a majority of the Common Stock outstanding shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed Proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (otherwise known as a "broker non-vote"), such shares will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum. However, broker non-vote shares will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of nine directors. Each of the nominees, except Wade Nesmith, was elected at the 2007 annual meeting of stockholders of Polymer Group, Inc., for which proxies were solicited. Mr. Nesmith was elected by the Board effective September 12, 2007 to fill the vacancy created by the resignation of Mark Patterson. Each director will serve a one-year term or until his or her successor is duly elected and qualified or until his or her death, resignation or removal in accordance with our Amended and Restated By-Laws. The Board expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board reduces the number of directors.

        Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

        The Board of Directors recommends a vote "FOR" the election of Mr. Pedro Arias, Mr. Ramon Betolaza, Mr. Lap Wai Chan, Ms. Veronica Hagen, Mr. William Hewitt, Mr. Eugene Linden, Mr. Wade Nesmith, Mr. James Ovenden, and Mr. Charles E. Volpe to the Board. See "Management—Nominees for Director" for information with respect to each of the foregoing nominees for director.

PROPOSAL 2

POLYMER GROUP, INC.
2008 LONG-TERM STOCK INCENTIVE PLAN

        The Board of Directors proposes that stockholders approve the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (the "Plan"). The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt a new plan that will allow the Company to provide a variety of equity-based incentives to employees of the Company and its subsidiaries. The Board of Directors adopted the Plan on April 22, 2008, subject to stockholder approval.

        The purposes of the Plan are to provide certain employees with incentives to contribute to the Company's performance, maximize stockholder value and otherwise contribute to the success of the Company and also to enhance the Company's ability to attract, reward and retain such employees upon whose efforts the Company's success and future growth depends. The Plan also is intended to allow certain awards granted thereunder to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the stockholders.

        Except as otherwise determined by the Board, the Compensation Committee of our Board of Directors will administer the Plan. Grants will be awarded under the Plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the Plan.

        The Company also maintains the 2003 Stock Option Plan under which stock options can be granted to employees, the 2005 Employee Restricted Stock Plan under which restricted stock can be granted to employees, and the 2004 Restricted Stock Plan for Directors under which restricted stock can be granted to directors, including employee-directors (collectively, the "Prior Plans"). As of March 31, 2008, there remain 21,575 shares of Class A Common Stock available for future issuance under the 2003 Stock Option Plan, 207,042 shares of Class A Common Stock available for future issuance under the 2005 Employee Restricted Stock Plan and 69,747 shares of Class A Common Stock available for future issuance under the 2004 Restricted Stock Plan for Directors. Approval of the Plan will not amend or modify the Prior Plans or adversely affect rights under any outstanding awards previously granted under the Prior Plans. There has been no decision with respect to the number of awards that may be granted in the future under the Prior Plans.

        The following is a summary of the material terms of the Plan, but it does not describe all of the provisions of the Plan. For further information, we refer you to the Plan, a copy of which is attached as Annex I to this Proxy Statement.

  Summary of Material Terms of the Plan

        Administration.    Except as otherwise determined by the Board, the Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to select the recipients of awards granted under the Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the Plan and any related award agreement, to establish rules and regulations relating to the administration of the Plan, to delegate administrative responsibilities, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        Eligibility.    Awards may be granted under the Plan to the employees of the Company and its subsidiaries. In each case, the Compensation Committee will determine the recipients of awards under the Plan. As of March 31, 2008, the Company had approximately 3,184 employees.

        Types of Awards.    Awards that may be granted under the Plan include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and performance awards.

        Shares Subject to the Plan and Award Limits.    The number of shares of the Company's Class A Common Stock reserved for issuance under the Plan is 425,000, subject to adjustment as described below. The closing share price of the Company's Class A Common Stock on March 31, 2008 was $14.50. If shares of Class A Common Stock subject to an award under the Plan are tendered or withheld in payment of an exercise price or any applicable taxes, or if such shares are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares will be available for further awards under the Plan. No individual may be granted awards under the Plan with respect to an aggregate of more than 200,000 shares of Class A Common Stock during any calendar year. The maximum number of shares of Class A Common Stock that may be issued in the aggregate pursuant to incentive stock options under the Plan is 425,000.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting the Company's Class A Common Stock, equitable adjustments and substitutions, as applicable, will be made by the Compensation Committee, including adjustments to the number of shares of Class A Common Stock which may be issued under the Plan and the number and price of shares of Class A Common Stock subject to outstanding awards.

        Stock Options.    Stock options may be granted under the Plan in the form of either incentive stock options intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company and eligible subsidiaries. Stock options give the recipient an opportunity to purchase shares of the Company's Class A Common Stock from the Company at a designated exercise price.

        The exercise price of options granted under the Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a "10% Stockholder"), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Under the Plan, fair market value generally is based on the closing sale price of the Class A Common Stock on the grant date. The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of the Company's Class A Common Stock owned by the option holder or by other means the Company determines to be consistent with applicable law (including, for example, "cashless exercises").

        The Compensation Committee will establish the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date. Options may expire before the end of the option period if the option holder's employment terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options

(determined based on the fair market value on the grant date) that become exercisable by the option holder for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

        Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options.

        Stock Appreciation Rights.    Stock appreciation rights (or "SARs") allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination, as determined by the Compensation Committee. The initial value of SARs granted under the Plan is determined at the discretion of the Compensation Committee. However, the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of the Company's Class A Common Stock on the grant date. For this purpose, fair market value generally is determined on the same basis as described above with respect to stock options.

        SARs may be granted independently or in tandem with stock options. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient's employment terminates. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

        Unless otherwise provided by the Compensation Committee, SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient.

        Restricted Stock and Restricted Stock Units.    Restricted stock is an award of shares of the Company's Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units represent the right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

        The Compensation Committee will determine the restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also will determine the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

        If the recipient of restricted stock or restricted stock units ceases to be employed by the Company and its subsidiaries, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited except in certain cases specified by the Compensation Committee.

        A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote the shares of restricted stock and to receive dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights, but if a dividend is declared on the Class A Common Stock, the Compensation Committee may determine that recipients will receive dividend equivalents.

        Stock Awards.    The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

        Performance Awards.    In some cases, the Compensation Committee may intend a grant of restricted stock, restricted stock units or a stock award qualify as performance-based compensation under Section 162(m) of the Code. As noted above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors is seeking stockholder approval of the Plan in part to satisfy the requirements of Section 162(m) of the Code.

        For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

        The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following: (a) stock price; (b) earnings per share (basic or diluted); (c) net income; (d) pre-tax operating income; (e) earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization) or a multiple of earnings; (f) profits (including gross or net profits; after-tax profits or pre-tax profits); (g) revenues; (h) revenue growth; (i) cash flow, free cash flow, cash flow return on investment, or net cash flow; (j) gross margins; (k) financial return ratios; (l) stockholder return; (m) return on equity; (n) return on investment; (o) return on assets; (p) return on net assets; (q) return on capital; (r) reduction of debt; (s) debt rating; (t) debt to equity ratio; (u) debt to capitalization ratio; (v) consummation of debt offerings; (w) consummation of equity offerings; (x) sales; (y) expense reduction levels; (z) growth in assets, sales or market share; (aa) share count reduction; or (bb) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, customer satisfaction goals, cost targets, safety goals, or goals relating to acquisitions or divestitures. Performance goals may be expressed by reference to (1) one or more divisions, business units or subsidiaries; (2) the Company and/or its subsidiaries as a whole, or (3) any combination of the foregoing. Performance goals also may be expressed by reference to the participant's individual performance with respect to any of the criteria. Performance goals may be expressed in such form as the Compensation Committee determines, including either in absolute or relative terms (including by relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based on an increase or positive result and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). The Compensation Committee may specify that the performance goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (A) asset write-downs or impairment charges; (B) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items; (C) litigation or claim expenses, judgments or settlements; or (D) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Compensation Committee also can establish subjective performance goals, but the subjective performance goals generally may be used only to reduce (and not increase) awards to certain executive officers. The Compensation Committee generally cannot waive the performance goal requirements except in the case of the death or disability of the recipient or as otherwise provided under the Plan in the event of a change in control (as described below). The Compensation Committee may, in its discretion, grant awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

        Change in Control.    In the event of a change in control (as defined in the Plan) of the Company, all outstanding stock options and SARs will become fully vested and exercisable. In addition, in the event of a certain merger or consolidation of the Company, the Compensation Committee may, in its discretion, cancel any or all outstanding stock options or SARs in exchange for a cash payment to the holders of such awards equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their stock options and SARs had been fully exercised immediately prior to such transaction (assuming for this purpose that the SARs otherwise were to be settled in shares of Class A Common Stock), less (in the case of stock options) the aggregate exercise price that would have been payable by the holder. If no such amount would be payable, the Compensation Committee may cancel any or all such stock options and SARs for no consideration or payment of any kind.

        In the event of a change in control (as defined in the Plan), all outstanding restricted stock, restricted stock units and other stock awards (including those that have been designated as performance compensation) also will fully vest with all restrictions and conditions related thereto being deemed satisfied.

        Amendment, Suspension or Termination.    The Board of Directors may at any time amend, suspend or terminate the Plan in whole or in part for any purpose, but such action may be subject to stockholder approval if (1) it is necessary, or the Board determines that it is desirable, to comply with the Code, the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements, (2) the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options or (3) the Board determines that stockholder approval is otherwise desirable. Unless terminated earlier, the Plan will terminate ten years from its adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of any outstanding award without his or her consent. However, the Board may amend the Plan and/or the Compensation Committee may amend any outstanding award without obtaining a participant's consent if it deems the amendment necessary or advisable to comply with applicable law, including reforming the terms of an outstanding award to comply with or meet an exemption from Section 409A of the Code.

  Certain Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences that generally apply with respect to awards that may be granted under the Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances. In addition, this summary assumes that all awards are exempt from, or comply with Section 409A of the Code regarding nonqualified deferred compensation and, therefore, we do not describe the rules that apply if an award does not comply with Section 409A.

        Nonstatutory Stock Options.    The grant of nonstatutory stock options should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

        Incentive Stock Options.    The grant and exercise of incentive stock options should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

        If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any tax deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

        Stock Appreciation Rights.    The grant of SARs should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

        Restricted Stock.    There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction (subject to limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an "83(b) election" and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

        Restricted Stock Units.    The grant of restricted stock units should not have any federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).

        Other Stock Awards.    The federal income tax consequences of other stock awards will depend on the form of such awards.

        Section 162(m).    As discussed above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. If the Plan is approved by the Company's stockholders, the Company intends that stock options, stock appreciation rights and performance awards granted to covered employees generally should qualify as "performance-based" compensation that will not be subject to the Section 162(m) deduction limit.

  Vote Required

        In order to be approved, the adoption of the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan must receive the affirmative vote of a majority of the votes cast by the eligible shares represented in person or by proxy at the meeting. The Board of Directors recommends a vote "FOR" the approval of the adoption of the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of the Company's Class A Common Stock issuable under all of the Company's equity compensation plans as of December 29, 2007:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)
—2003 Stock Option Plan	380,675	$6.00	19,325
—2004 Restricted Stock Plan for Directors(2)	—	—	74,387
—2005 Employee Restricted Stock Plan	—	—	208,481

Total	380,675		302,193

(1)
This category does not include the 2008 Long-Term Stock Incentive Plan that is being submitted for stockholder approval at the Annual Meeting. If the 2008 Long-Term Stock Incentive Plan is approved by the stockholders, the securities available for issuance thereunder will be an aggregate of 425,000 shares of the Company's Class A Common Stock.

(2)
Under the 2004 Restricted Stock for Directors, and unless otherwise determined by a committee of our Board of Directors not eligible to receive restricted shares under the plan, $10,000 of a director's yearly fee will be payable in shares of our Class A Common Stock. In addition, directors may elect to receive restricted stock in lieu of cash payments for director's fees.

OTHER BUSINESS

        As of the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

MANAGEMENT

        The following sets forth information as to each nominee for director and each executive officer of the Company, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Messrs. Arias, Betolaza, Chan, Hewitt and Nesmith have been designated by MatlinPatterson Global Opportunities Partners pursuant to the Shareholders Agreement currently in effect. See "Certain Relationships and Related Transaction—Shareholders Agreement" for more information regarding the Shareholders Agreement.

Nominees for Director

        Pedro A. Arias, 65, has served as a director since March 5, 2003. Mr. Arias has served as polymers strategy and planning manager for Occidental Petroleum. He has also been active in researching related polymer fields and been published in publications of universities and industrial organizations. Mr. Arias presently is an independent polymers consultant member of Interconsul and adviser to the OECD Chemical Division, IPCS (WHO) and EU—RTD Directorate.

        Ramon Betolaza, 38, has served as a director since March 5, 2003. Mr. Betolaza presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Betolaza was a Director at Credit Suisse First Boston (Europe) Ltd.

        Lap Wai Chan, 41, has served as a director since March 5, 2003. Mr. Chan presently is a Managing Partner of MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Chan was a Managing Director at Credit Suisse First Boston H.K. Ltd. Mr. Chan has extensive investment experience in Asia, Latin America, North America and Oceana.

        Veronica Hagen, 62, has served as a director and Chief Executive Officer of the Company since April 23, 2007. Prior to joining the Company, Ms. Hagen served as the President and Chief Executive Officer of Sappi Fine Paper North America, a $1.4 billion division of the South African-based Sappi Limited, since November 2004. Prior to working for Sappi, Ms. Hagen served in various executive roles with Alcoa Inc. since 1998, including Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003. Ms. Hagen also serves as a director of Newmont Mining Corporation.

        William B. Hewitt, 69, has served as a director since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt also served as our Interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Mr. Hewitt previously served as Chairman of the Board of Global Vantedge, a credit and receivables management firm, and was associated with Global Vantedge since November 2002 until its sale in 2007.

        Eugene Linden, 61, has served as a director since March 5, 2003. Since March 15, 2005, Mr. Linden has served as a vice president and chief investment strategist for Bennett Management Corp. Mr. Linden is also an author and social critic who has written widely on a number of subjects including finance and markets. Mr. Linden also serves as a director of Insight Health Services Holdings Corp.

        Wade Nesmith, 56, has served as a director since September 12, 2007. Since January 2004, Mr. Nesmith has been associate counsel with the law firm Lang Michener LLP, where he specializes in corporate governance and regulatory matters. From September 2000 to December 2003, Mr. Nesmith was vice president, strategic development and president, Westport Europe, with Westport Innovations, Inc., a high performance, low emissions engines and fuel systems company. Mr. Nesmith also serves as a director of Geovic Mining Corp., Silver Wheaton Corp., Selwyn Resources, Ltd., Broadpoint Securities, Inc., and Parran Capital, Inc.

        James A. Ovenden, 45, has served as a director since March 5, 2003. Mr. Ovenden was a founding principal of OTO Development, Inc. and retired as CFO effective December 31, 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden is also the principal consultant with CFO Solutions of SC, LLC, a financial consulting services business. Prior to CFO Solutions, Mr. Ovenden was employed by CMI Industries, a manufacturer of textile products, from 1987 until 2002 and served on the board as well as in the role of Chief Financial Officer and Executive Vice President of that company from 1993 to 2002. Mr. Ovenden also serves as a director of Insight Health Services Holdings Corp.

        Charles E. Volpe, 70, has served as a director since May 23, 2006. Mr. Volpe is the retired President and Chief Operating Officer of KEMET Corporation. He served as a director of KEMET Corporation until 2006.

Executive Officers

Name	Age	Office	Period Held
Veronica M. Hagen	62	Chief Executive Officer President and Chief Executive Officer, Sappi Fine Paper North America Chief Customer Officer, Alcoa Inc. President, Alcoa Engineered Products	2007 - present 2004 - 2007 2003 - 2004 2001 - 2003
Robert J. Kocourek	54	Chief Financial Officer Vice President & Chief Accounting Officer Vice President, Corporate Finance & Treasurer Independent Financial Consultant Vice President & Chief Financial Officer, Unifi, Inc.	2008 - present 2007 - 2008 2006 - 2007 2003 - 2006 2003
Michael W. Hale	58	Vice President & Chief Operating Officer Vice President & General Manager, U.S. Nonwovens Vice President, Product Supply	2007 - present 2003 - 2007 2001 - 2003

        Officers are not elected for a fixed term of office but are removable at the discretion of the Board of Directors.

        There are no family relationships among the foregoing persons.

Information About the Board of Directors

        The Board of Directors held ten meetings (exclusive of committee meetings and update teleconferences) during the preceding fiscal year. The Board of Directors has established a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Purchasing Committee, and a Restricted Stock Committee, the functions and current members of which are noted below. Each member of the Board of Directors during the preceding fiscal year attended 75% or more of the meetings held during the preceding fiscal year by the Board of Directors and any committees on which such director served, with the exception of Mr. Chan with regard to the Nominating and Corporate Governance Committee. We encourage our directors to attend the annual meeting of stockholders. Eight directors attended our 2007 annual meeting of stockholders.

        Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Messrs. Linden (Chairman), Volpe, and Hewitt. The Compensation Committee, among other duties, establishes, approves, and reviews our executive compensation strategy and the individual elements of total compensation for our executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the compensation program for non-employee directors. The Board has adopted a Compensation Committee Charter that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). Pursuant to its charter, the Compensation Committee may delegate its authority and responsibilities to such of its members or subcommittees as the Compensation Committee deems appropriate. The Compensation Committee met five times during the preceding fiscal year. Mr. Hewitt is not an independent director under the rules and regulations of the SEC and New York Stock Exchange ("NYSE") (see "Director Independence" below).

        Our Chief Executive Officer provides the Compensation Committee with recommendations of compensation for each of the other executive officers. Those recommendations are then considered by the Compensation Committee. The Chief Executive Officer and other members of management may attend Compensation Committee meetings from time to time at the request of the Compensation Committee but are generally not present for any discussion of the individual components of their own compensation. Approval of the individual elements of total compensation for executive officers rests with the Compensation Committee, not management. Executive officers do not determine, nor make recommendations for, the amount of director compensation.

        The Compensation Committee has not engaged compensation consultants to make compensation recommendations or to assist in the determination of executive or director compensation. Management engaged Towers, Perrin, Forster & Crosby, Inc. to provide compensation consultant services in the Fall 2007, review our compensation program, and to provide access to its proprietary database of anonymous subscriber compensation data (for more details see "Compensation Discussion & Analysis" section below). We obtained salary surveys provided by Watson-Wyatt prior to the Fall 2007 and market information to gain an understanding of trends in executive compensation; however, Watson-Wyatt was not engaged to provide any compensation consulting services.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Ovenden (Chairman), Nesmith and Linden. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews our internal and external financial reporting, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors, and reviews reports and disclosures of insider and affiliated party transactions. The Board has adopted an Audit Committee Charter that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). The Audit Committee held eight meetings during the preceding fiscal year. The Board has determined that Mr. Ovenden is the "audit committee financial expert" serving on the Audit Committee within the meaning of the applicable SEC rules and regulations. All members of the Audit Committee are independent within the meaning of the NYSE listing standards and meet the requirements of SEC Rule 10A-3 applicable to Audit Committee members. Mr. Nesmith currently serves on the audit committees of three other public companies.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating Committee") currently consists of Messrs. Volpe (Chairman), Chan, and Hewitt. The Nominating Committee, among other duties, assists the Board by identifying individuals qualified to become Board members, recommends individuals to the Board for nomination as members of the Board and its committees, leads the Board in its annual review of the Board's performance, and develops and recommends to the Board a set of corporate governance guidelines applicable to us. The Board has adopted a Nominating and Corporate Governance Committee Charter and Nominating and Corporate Governance Guidelines that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). The Nominating Committee held four meetings during the preceding fiscal year. Nominating Committee members also led the search process that yielded Mr. Nesmith as a new director last year. Messrs. Chan and Hewitt are not independent directors under the rules and regulations of the SEC and NYSE (see "Director Independence" below).

        A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing and include such supporting material the stockholder considers appropriate in compliance with our Amended and Restated By-Laws. The Nominating Committee will review the stockholder's submission and, pursuant to the provisions of our Amended and Restated By-Laws relating to stockholder nominations and consistent with the restrictions of the Shareholders Agreement, will make a recommendation to the Board as to whether the Board should consider nominating any person nominated by a stockholder.

        Once the Nominating Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating Committee. The Nominating Committee evaluates the prospective nominee against certain standards and qualifications, including, the qualifications for directors set forth in the Nominating and Corporate Governance Guidelines and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes its recommendation to the full Board, which is responsible for making the final determination as to nominees.

        Purchasing Committee.    Mr. Arias is currently the chairman and sole member of the Purchasing Committee. The Purchasing Committee was established to assist and advise management of the Company regarding purchases of raw materials with our suppliers, in light of the critical importance to our profitability resulting from raw material pricing and availability.

        Restricted Stock Committee.    The Restricted Stock Committee currently consists of Messrs. Betolaza and Chan. The Restricted Stock Committee was established to make decisions under our 2004 Restricted Stock Plan, which allows for grants of restricted stock to our directors.

        Director Independence.    The Nominating Committee reviewed director independence in April 2008. During this review, the committee relied on the Nominating and Corporate Governance Guidelines and considered, among other things, transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The committee also considered transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Disclosure must include any transactions, relationships or arrangements (other than related party transactions) considered by the Board under the applicable independence definitions in determining that the directors are independent.

        As a result of this review, the Board affirmatively determined that, of the directors nominated for election at the Annual Meeting, Messrs. Arias, Linden, Ovenden, Nesmith and Volpe are independent of the Company and our management within the meaning of the applicable rules and regulations of the

SEC and NYSE. Messrs. Betolaza, and Chan are considered non-independent outside directors because of their affiliation with MatlinPatterson Global Advisers LLC, an affiliate of our controlling stockholder. Mr. Hewitt became non-independent in 2004 due to his consulting agreement with the Company, which was terminated effective December 31, 2005. Ms. Hagen lacks independence because she is an executive officer of the Company.

Stockholder Communication with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the directors as a group may do so by writing to Chairman, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. The Corporate Secretary of the Company will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us, or written representations that no such filings were required, we believe that during the period from December 31, 2006 through December 29, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten percent beneficial owners were complied with, other than the following late filings: one late Form 3 for Mr. Nesmith and one late Form 4 for each of Messrs. Nesmith, Hale, Espinosa, and Moore.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Hewitt, Linden and Volpe. None of the members of the Compensation Committee since the beginning of our last fiscal year is or has been an officer or employee of the Company, except for Mr. Hewitt's service as Interim Chief Executive Officer from September 21, 2006 through April 22, 2007, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

        The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent auditors; and

  •
  the performance of our internal audit function and the independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

  •
  oversees the preparation of quarterly and annual financial reports by our management;

  •
  supervises the relationship between us and our independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; and approving all non-audit services;

  •
  evaluates and confirms the independence of the independent auditors;

  •
  oversees management's implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls; and

  •
  reviews our policies and procedures regarding compliance with our Code of Conduct and Business Principles and applicable laws and regulations, including our procedures for handling complaints.

        The Audit Committee met eight times during fiscal 2007. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee's meetings include, at least annually, separate executive sessions with the Company's management, internal auditors and the independent auditors.

        As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2007, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statements on Auditing Standards No. 61 (Communication with Audit Committees) and No. 114 (The Auditors Communication with Those Charged with Governance), including an overview of the plan, scope, and timing of the audit, the quality of our accounting principles, the representations that have been requested from management, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letters from Grant Thornton LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal controls over financial reporting and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal control system and our compliance with Section 404 of the Sarbanes-Oxley Act.

        Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors
James A. Ovenden, Chairman Eugene Linden Wade Nesmith

Independent Public Accountants

        Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended December 30, 2006 and December 29, 2007. The decision to engage Grant Thornton LLP was made by the Audit Committee in accordance with its Charter. We expect representatives of Grant Thornton LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees of Grant Thornton LLP for 2006 and 2007, as well as all "out of pocket" costs incurred in connection with their services. The nature of the services provided in each category is described in the notes to the table.

	Grant Thornton LLP
	Fiscal 2006	Fiscal 2007
Audit Fees(1)	$2,446,751	$2,294,366
Audit-Related Fees(2)	6,600	7,500
Tax Fees(3)	154,264	158,470
All Other Fees(4)	664,243	0

(1)
Audit Fees consist of fees billed or expected to be billed for the fiscal years ended December 30, 2006 and December 29, 2007 related to (i) professional services rendered for the audit of our annual financial statements, (ii) reviews of our unaudited quarterly financial statements, (iii) the audit of our internal control over financial reporting and the attestation regarding management's report on the effectiveness of internal control over financial reporting, (iv) statutory audits, and (v) in fiscal 2007, comfort letters and documents filed with the SEC.

(2)
Audit-Related Fees consist of assurance and related professional services, which for fiscal 2006 and 2007 included services rendered for the audit of the Company's employee benefit plans.

(3)
Tax Fees consist of professional services rendered for tax compliance, tax advice and tax planning. The fiscal 2006 and 2007 fees are primarily related to assistance with preparation of the Company's tax returns.

(4)
All Other Fees consist of services rendered, other than for the services described under the headings "Audit Fees," "Audit-Related Fees" and "Tax Fees" above. The fiscal 2006 fees relate primarily to services performed for a potential acquisition that was later abandoned.

        All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of the independence of the firm in the conduct of its auditing functions. The Audit Committee's Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following information with respect to the outstanding shares of voting securities of the Company beneficially owned by each director and nominee for director of the Company, the Chief Executive Officer and the other most highly compensated executive officers, all beneficial owners of more than five percent of each class of Common Stock known to the Company and the directors and executive officers as a group is furnished as of March 31, 2008, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A Common Stock	MatlinPatterson Global Opportunities Partners, L.P. 520 Madison Avenue New York, New York 10022	13,596,921	(3)	70.5
	Ramon Betolaza 520 Madison Avenue New York, New York 10022	13,596,921	(4)	70.5
	Lap Wai Chan 520 Madison Avenue New York, New York 10022	13,596,921	(4)	70.5
	Pedro A. Arias	7,548		*
	Fernando Espinosa	16,250	(5)
	Veronica Hagen	100,000		*
	Michael W. Hale	15,391		*
	William B. Hewitt	10,749		*
	Robert J. Kocourek	4,529		*
	Eugene Linden	7,548		*
	Willis C. Moore, III	25,335	(6)	*
	Wade Nesmith	617		*
	James A. Ovenden	11,919		*
	Charles E. Volpe	5,372		*
	All directors and executive officers as a group (13 Persons)	13,802,179		71.6
Class B Common Stock	Pedro A. Arias	—		*
	Ramon Betolaza	—		*
	Lap Wai Chan	—		*
	Fernando Espinosa	—	(5)	*
	Veronica Hagen	—		*
	Michael W. Hale	—		*
	William B. Hewitt	—		*
	Robert J. Kocourek	—		*
	Eugene Linden	—		*
	Willis C. Moore, III	—	(6)	*
	Wade Nesmith	—		*
	James A. Ovenden	—		*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (13 Persons)	—		*

Class C Common Stock	Pedro A. Arias	—		*
	Ramon Betolaza	—		*
	Lap Wai Chan	—		*
	Fernando Espinosa	—	(5)	*
	Veronica Hagen	—		*
	Michael W. Hale	—		*
	William B. Hewitt	—		*
	Robert J. Kocourek	—		*
	Eugene Linden	—		*
	Willis C. Moore, III	—	(6)	*
	Wade Nesmith	—		*
	James A. Ovenden	—		*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (13 Persons)	—		*

*
Percentages less than one percent are denoted by an asterisk.

(1)
Unless otherwise indicated, the address for the beneficial owners included in the table is: c/o Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.

(2)
Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. There were no shares of Common Stock subject to options exercisable within 60 days of March 31, 2008.

(3)
This information is based solely on a Form 13D/A filed by MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates on August 14, 2007. MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates share both voting and dispositive power over the shares. MatlinPatterson Global Opportunities Partners, L.P. is a party to a Shareholders Agreement, dated as of March 5, 2003 (as amended, the "Shareholders Agreement"), providing for certain voting agreements regarding election of directors. MatlinPatterson Global Opportunities Partners, L.P. disclaims beneficial ownership of shares of Common Stock owned by the other parties to the Shareholders Agreement.

(4)
Mr. Chan is a Managing Partner and Mr. Betolaza is a Partner of MatlinPatterson Global Advisers LLC and may be deemed to beneficially own the shares owned by MatlinPatterson Global Opportunities Partners, L.P.

(5)
Mr. Espinosa was an executive officer through July 2007 and retired from the Company on March 31, 2008.

(6)
Mr. Moore is our former CFO as of April 10, 2008 and his employment with the Company ended on April 22, 2008 pursuant to a Separation Agreement entered into with the Company on April 8, 2008.

EXECUTIVE COMPENSATION

I.     Compensation Discussion and Analysis ("CD&A")

        This CD&A provides our investors with a summary of compensation policies and decisions that we made in fiscal 2007 for our named executive officers. Our named executive officers addressed in this CD&A are our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Operating Officer (COO). This CD&A should be read together with the compensation tables that appear in Section III below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted or modified by the Company may differ materially from those currently planned. The CD&A is organized as follows:

  A.
  Compensation Philosophy

  B.
  Elements of Compensation

  C.
  Certain Accounting and Tax Considerations

A.    Compensation Philosophy

        The Compensation Committee of the Board of Directors is responsible for establishing, approving, and reviewing our executive compensation strategy. The Compensation Committee has identified the following objectives for our compensation programs:

  •
  to provide a competitive base salary and other current compensation necessary to attract, retain and motivate highly qualified executives who possess the skills and talent required for our success;

  •
  to compensate officers and key impact managers in recognition of new responsibilities or new positions and to motivate the executive to perform at the highest level;

  •
  to encourage executive performance to fulfill our annual and long-term business objectives and strategy by balancing short-term and long-term compensation; and

  •
  to provide variable compensation opportunities based on our performance and to align executive compensation with the interests of stockholders through long-term equity compensation programs.

        To achieve these objectives, we implement and maintain compensation plans and policies to ensure that executive compensation is fair, reasonable, competitive, and rewards our executives' contributions to our overall short-term and long-term growth. We use the following compensation elements:

  •
  short-term compensation elements: base salary, cash payouts under annual incentive plans, equity awards that vest upon granting of the award, and other annual compensation, including perquisites; and

  •
  long-term incentive compensation elements: grants of restricted shares and stock options that vest over a prescribed service period or upon the achievement of annual financial performance targets, and benefits provided under retirement plans and termination agreements.

        The compensation levels provided through these compensation elements vary based on the relative value of each executive in terms of management experience, leadership and sustained high performance. The compensation plans also link each executive's earnings opportunity with our financial performance based on pre-determined financial targets such as earnings before interest, taxes, depreciation, amortization and other non-recurring charges, as we specifically define ("EBITDA"), working capital and expense control.

        We maintain three incentive compensation plans for employees that are described below: the Short-Term Incentive Compensation Plan (the "Annual Incentive Plan"), the 2003 Stock Option Plan

(the "2003 Option Plan") and the 2005 Employee Restricted Stock Plan (the "2005 Stock Plan"). Each of these plans was approved by the stockholders and is administered by the Compensation Committee.

        We also maintain the 2004 Restricted Stock Plan for Directors (the "2004 Restricted Plan"). Through this plan we may grant equity awards to directors, including employee-directors. This plan was approved by our stockholders and is administered by the Restricted Stock Committee.

B.    Elements of Compensation

        The Compensation Committee regularly reviews our compensation plans to ensure that pay levels and the elements of compensation are consistent with our compensation philosophy. Each element of compensation serves a different need. Salary provides a known amount of compensation on a regular basis for performing at an acceptable level. The Annual Incentive Plan provides payouts based on the achievement of our financial performance objectives. Equity awards that vest immediately upon the grant date provide the executive with a vested interest in our future success. Equity awards that contain performance or multiyear service vesting schedules are intended to motivate the executive to remain with us over a longer period of time and provide even greater alignment with shareholder interests.

        Material increases in compensation typically happen in three situations: when an executive's performance is so outstanding that the Compensation Committee, at the CEO's recommendation, awards a cash payout and/or special equity award, when market salary survey data indicates a disparity, or when there is an internal disparity in levels of executive compensation considering the executive's responsibilities and experience. Grants of equity awards that immediately vest are based on the perceived value of the executive's current contribution to the Company, as well as the potential value of the executive to the Company in the future. Salaries also reflect the executive's position in the corporate hierarchy, which is primarily based on their scope of responsibility, relative value to the Company, and long-term potential. Merit increases are granted (typically within a range of 0 to 6%) to reflect the executive's service during the prior year. Salary is normally not reduced.

        We do not use formalized benchmarking criteria nor benchmark compensation to designated peer companies when determining executive compensation. This is partly because there is limited publicly available executive compensation information from peer companies in our industry, which are generally privately owned or are subsidiaries of multinational corporations. To assist us in understanding current compensation market trends and industry best practices, management retained Towers, Perrin, Forster & Crosby, Inc. to provide compensation consultant services beginning in the Fall of 2007. Our compensation consultant reviewed our compensation program and provided us access to their proprietary database of anonymous subscriber compensation. This data was compiled as a result of a filtered search of compensation from anonymous companies in the manufacturing sector combined with a certain level of regression analysis. Using this data, we are able to compare our compensation practices to a pool of companies with revenues comparable to ours. Prior to the Fall of 2007, management obtained salary surveys and market information provided by Watson-Wyatt to gain an understanding of trends in executive compensation.

        The compensation decisions for fiscal 2007 are summarized in the compensation tables in Section III (below) and discussed in the sections below:

  1.
  Current Compensation
  •
  Base salary
  •
  Payouts under the Annual Incentive Plan
  •
  Perquisites and other personal benefits
  •
  Cash payments made to by Named Executives associated with the vesting of shares

  2.
  Long-term Incentive Compensation
  •
  Grants under the 2003 Option Plan

    •
    Grants under the 2005 Stock Plan
    •
    Carryover of incentives in the event that performance targets under the 2003 Option Plan and 2005 Stock plan are not initially achieved

  3.
  Retirement Benefits

  4.
  Termination Benefits

  1.     Current Compensation

        (i)    Base Salary:    Our salary levels are designed to compete for executive talent in the marketplace and are negotiated at the time of initial employment. Base salaries are established based on the scope of individual responsibilities, relative value compared with our other executives, experience, such market factors as the general status of the U.S. and international labor market and economies, previous employer compensation, salary surveys available in relevant publications and market intelligence provided by our compensation consultant and the experiences of our Compensation Committee and management.

        Base salaries are reviewed at least annually, typically during the first quarter. At this time our CEO conducts performance reviews of the executives by identifying accomplishments and areas of strength and areas for development based on their performance during the prior year. From these performance reviews our CEO recommends salary adjustments to the Compensation Committee. Salary decisions for the CEO, in turn, are determined by the Board of Directors on an annual basis in consideration of performance and the terms of the 2007 CEO Employment Agreement ("2007 CEO Agreement"), the details of which are discussed in this CD&A below.

        Ms. Hagen became our CEO on April 23, 2007. The 2007 CEO Agreement permits the Board of Directors to increase (but not decrease) Ms. Hagen's salary each year, and on February 25, 2008 she received a $39,000 (6%) salary increase from $650,000 to $689,000 in connection with an annual performance review based on the merits of her personal performance.

        Our former CFO, Mr. Moore, had an Executive Employment Agreement ("CFO Agreement") which was amended on March 30, 2007 to increase Mr. Moore's salary from $325,000 to $380,000 effective March 12, 2007 (along with changes to other terms). Mr. Moore's 17% salary increase was timed with his annual performance review conducted in early 2007, which also included a market adjustment to align his salary with competitive CFO salaries. On March 10, 2008, Mr. Moore's salary was increased 4% from $380,000 to $395,226 as a result of his annual performance review based on the merits of his personal performance. Mr. Moore's employment with the Company ended on April 22, 2008 pursuant to a Separation Agreement entered into with the Company on April 8, 2008 (see "Termination Benefits" below).

        On April 10, 2008, the Company's Board of Directors appointed Robert J. Kocourek to serve as the Company's Chief Financial Officer. Mr. Kocourek's annual base salary as CFO is $360,000. Mr. Kocourek previously served the Company as Vice President and Chief Accounting Officer and his base salary was increased to reflect his promotion.

        Our COO, Mr. Hale, began 2007 serving as our Vice President & General Manager, U.S. Nonwovens and Europe up until July 16, 2007 when he was promoted to COO. In early 2007, in connection with adjusting his annual performance review date to the first quarter of the fiscal year, Mr. Hale received a 1% salary increase from $271,232 to $273,962. On July 9, 2007, Mr. Hale was promoted to COO, and, as a result of that promotion, received a 31% increase in his salary from $273,962 to $360,022. On March 10, 2008, Mr. Hale's salary was increased 4% to $374,426 as part of his annual performance review based on the merits of his personal performance.

        (ii)    Payouts under the Annual Incentive Plan:    Our Annual Incentive Plan is designed to reward our employees and executives for achieving our annual financial goals that are critical to our success and are aligned with the interests of our stockholders. Participants in the Annual Incentive Plan include our executive officers, other executives, key impact managers approved for participation in advance, and certain other employees approved for participation on a discretionary basis depending on individual performance and relative contribution to the Company.

        At the beginning of each fiscal year, the Compensation Committee, working with the Board and management, sets our financial goals. These financial goals influence performance-based compensation under the Annual Incentive Plan (as well as vesting of previously granted stock options and restricted stock where vesting is subject to our achieving annual financial performance targets under our 2003 Option Plan and 2005 Stock Plan).

        For fiscal 2006, consolidated EBITDA, which was defined as the prerequisite and principal financial target, was set at a target of $136.0 million, with a minimum threshold of $129.0 million and a maximum threshold of $145.0 million. The eligible payouts for achieving the minimum, target and maximum levels were 50%, 100% and 200%, respectively, of an executive's targeted payout for the 2006 fiscal year. We did not meet the financial targets for consolidated EBITDA at any level and, as a result, no payouts were made to our executives under the Annual Incentive Plan for fiscal 2006.

        For fiscal 2007, financial goals contained in the Annual Incentive Plan were revised to include EBITDA as the principal financial target, to incorporate the successes of regional businesses, and to provide rewards to recognize improvements in working capital performance and expense control. These changes were intended to encourage accountability across a broader set of measures and included a combination of consolidated and regional EBITDA targets, working capital targets and expense management targets at the discretion of the Compensation Committee. For each financial goal there was established a minimum threshold, a target level of performance and a maximum level of performance from which payouts were determined. The target level for consolidated EBITDA, which remained the most significant measure for our executive officers, was set at $131.0 million, with a minimum threshold of $121.0 million and a maximum level of $140.0 million. Achieving the minimum threshold would result in a 50% payout of an executive's targeted amount (except for our CEO as discussed below). If our performance exceeded the targeted levels for all financial targets, a maximum eligible payout was 200% of target for our executive officers (except for our CEO as discussed below). The actual performance factor would be calculated incrementally between the minimum threshold, the target performance, and the maximum level.

        In fiscal 2007, we achieved the minimum threshold for EBITDA target levels of $121.0 million. Please see the Summary Compensation Table below for detail regarding the payouts to our executive officers under the Annual Incentive Plan for fiscal 2007. Ms. Hagen, who became our CEO on April 23, 2007, received a $650,000 bonus award in April 2008. A pro-rata portion of this award is listed as a "Bonus" in the Summary Compensation Table below because it was paid pursuant to a guarantee under the 2007 CEO Agreement, which provided that Ms. Hagen would receive 100% of her base salary for fiscal 2007 (based on certain conditions as described in the agreement). Ms. Hagen was provided this payout guarantee in consideration of the annual incentive awards she would have received from her previous employer, in recognition of her tenure as our current CEO that began during the fiscal year, and to provide an overall competitive compensation package. We also believe that our CEO should be eligible to receive the highest payout under this plan due to the position's high level of management responsibility and impact on our financial performance.

        Our COO, Mr. Hale, served in two roles in 2007 and had two different annual incentive targets. As Vice President & General Manager, U.S. Nonwovens and Europe until July 16, 2007, Mr. Hale's payout was tied more heavily to regional financial performance factors. As COO, Mr. Hale's payout was more closely linked with consolidated EBITDA performance. Mr. Hale received a payout of

$80,605 under the Annual Incentive Plan in April 2008 reflecting the earned percentage of financial performance as discussed above. In addition, the Compensation Committee, in exercise of its discretion, authorized additional compensation in the amount of $29,888, to be delivered in a one-time grant of stock under our 2005 Stock Plan, to reward performance negatively impacted by factors determined to be outside of management's full control, most notably rapid raw material cost increases in the fourth quarter of fiscal 2007, which significantly impacted our financial performance.

        The Annual Incentive Plan for fiscal 2008 was revised in early 2008 to update financial goals and to include a component related to our safety performance during fiscal 2008. We also included a specific modifier for recognition of significant personal performance, whether positive or negative, that could result in an award being increased to as much as 125% of its calculated amount or decreased to zero. As in prior years, consolidated EBITDA remains the most significant Annual Incentive Plan measure for our executive officers. We have established an EBITDA target level of $136.0 million, with a minimum threshold of $125.6 million and a maximum level of $149.0 million. The changes in EBITDA levels for 2008 are intended to encourage and reward our continued growth and financial performance. The new factor related to safety is intended to emphasize the broad-based importance of health and safety in the workplace.

        The Annual Incentive Plan for fiscal 2008 provides for target bonus percentages of 100% of base salary for the CEO, 50% for the other named executive officers (including Mr. Kocourek), and a range of percentages down to 5% of base salary for other eligible employees. Additionally, employees without pre-approved targets may participate in the 2008 Plan at the discretion of the Compensation Committee and/or the CEO based on management's recommendations.

        (iii)    Perquisites and other personal benefits:    We provide certain executive officers with several perquisites and other personal benefits as additional compensation that the Compensation Committee believes are reasonable and consistent with our overall compensation philosophy. We believe that perquisites should not comprise a significant component of compensation. These benefits are not paid through any formal compensation plan and are paid on a case-by-case basis. Benefits may vary among the executive officers based on business purpose. In certain instances, we may reimburse relocation expenses, pay relocation bonuses and provide tax gross-ups to executives who are required to move to another Company location due to promotions, reorganization or relocation of offices.

        See footnote (5) to the Summary Compensation Table below for detail regarding the perquisites and other personal benefits paid received by our executive officers. A significant perquisite provided reflects the value we place on the physical presence of our executive officers at our corporate offices to manage our daily company affairs in Charlotte, North Carolina. In this regard, Mr. Hewitt, who lives out-of-state, was compensated for certain car usage and temporary housing expenses so he could manage the company as Interim CEO in Charlotte through April 22, 2007. Ms. Hagen was compensated for relocation expenses to move to Charlotte to assume her role as our current CEO as of April 23, 2007. Mr. Hale also received relocation benefits in 2007. Other perquisites were paid in keeping with our compensation philosophies to enhance our ability to attract top level management and to ensure the retention of key-impact executives. For example, Ms. Hagen in her role as our current CEO received a company provided vehicle and other disclosed benefits to assist her in the performance of her responsibilities. We believe that our CEO should be eligible to receive these additional benefits due to the position's high level of management responsibility and impact on our financial performance.

        (iv)    Cash payments made to Named Executives associated with the vesting of shares:    Issuance of awards under the 2003 Option Plan and the 2005 Stock Plan may require the recipient executive to make tax payments for value received, even if we do not pay cash to the executive to pay this tax. Shares received upon exercise of non-qualified options under the 2003 Option Plan could result in the participant recognizing taxable income at ordinary income tax rates at the date of exercise. Shares awarded under the 2005 Stock Plan, other than those shares awarded in fiscal 2006 with immediate vesting provisions, prohibit the holder from selling such shares until their vested holdings exceed certain compensation-based sale restrictions or there has been a change in control, as defined in the plan document. Upon vesting of such restricted shares, the recipient executive is taxed on the fair value of the underlying shares at the vesting date. The executive has the option of utilizing personal cash or tendering shares for the payment of such taxes. However, the number of shares which may be surrendered is limited to the minimum statutory withholding as defined by current withholding tax rules. To the extent that such surrender of shares is not adequate to ultimately satisfy all tax liabilities relating to taxable income on the vesting of such shares, the executive will incur, and may have to fund with personal resources, additional income tax payments related to such taxable income.

        Management may make recommendations to the Compensation Committee to approve these cash payments who, in turn, may authorize additional cash compensation to the executives to compensate them for any such shortfall. The Compensation Committee's discretion is determined on a case-by-case basis at the time these shares vest and is based on such factors as the executive's performance and continued retention of their services. See the Summary Compensation Table below for detailed information regarding such payments made to the executive officers in 2007. Messrs. Moore and Hale received this element of compensation in 2007 as listed under "Bonus" in the Summary Compensation Table below, along with tax gross-ups associated with such payments, which gross-ups are included as other compensation in the Summary Compensation Table.

  2.     Long-term Incentive Compensation

        Early in each fiscal year, the CEO recommends equity awards for the executives to the Compensation Committee after the prior year's financial performance is known. There may be other occasions throughout the year when individuals may receive awards based upon a noteworthy event, such as a promotion within the Company. The Compensation Committee's approval of awards is primarily based on the belief that equity compensation is a material part of total compensation, with most of the named executives eligible to receive annual equity compensation equal to, or potentially greater than, 50% of their annual salary. Other considerations include the executive's level in the organization and the importance of securing the executive's services in future years. The Compensation Committee also considers the impact of each element of compensation on our financial condition, including the impact on the results of operations and cash flows. Equity compensation, whether in the form of restricted shares or stock options, does not require the use of cash funds and, accordingly, is considered a non-cash expense for purposes of defining EBITDA, which is used in evaluating, among other things: (i) compliance with debt covenants in the Company's bank credit facility and (ii) achievement of annual financial performance targets. For this reason, we may combine equity compensation with compensation requiring cash funds to manage the outlay of cash funds in line with our financial goals. The amount of equity awarded in a given year, if any, is influenced by our financial performance in the prior year, and the determination as to whether any shares vest in a given year may also depend on our financial performance (the applicable performance-based financial targets are detailed in the "Payouts under the Annual Incentive Plan" above).

        (i)    Grants under the 2003 Option Plan:    All options currently outstanding under the 2003 Option Plan provide for an exercise price of $6.00 per share. This price was established in fiscal 2003 in connection with the initial grants under the 2003 Option Plan. We maintained the $6.00 exercise price for subsequent grants, even though the underlying stock was, at the time of grant, trading in excess of $6.00 per share. This provided additional value to the executives and an economic benefit consistent with the benefit that would have been provided to the executives had all of the options been issued at the original grant date.

        Stock options previously awarded in fiscal 2003 and fiscal 2005 contained performance-based vesting provisions based on achievement of performance targets (as set forth in the "Payouts under the Annual Incentive Plan" above). During fiscal 2007, no stock options were awarded to the named executives. In addition, no performance-based options vested in fiscal 2007 because our performance targets were not met for fiscal 2006. These option awards remained active in fiscal 2007 and were subject to achievement of fiscal 2007 performance targets.

        We partially achieved our financial goals in 2007 at the levels as described in the "Payouts under the Annual Incentive Plan" above. Performance for fiscal 2007 would have resulted in vesting approximately 51% of the stock option grants subject to the annual financial performance vesting requirement under our 2003 Option Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target for both the unvested options carried over from fiscal 2006 performance and the options available for vesting based on fiscal 2007 performance. This discretion was exercised to reward performance negatively impacted by factors determined to be outside of management's full control, most notably, rapid raw material cost increases in the fourth quarter of fiscal 2007, which significantly impacted our performance.

        For more details regarding the compensation awarded in 2007 under this plan see "Narrative disclosure to summary compensation table and grants of plan-based awards table" below, the "2007 Outstanding Equity Awards At Fiscal Year-End" table and accompanying footnotes below, and Note 12 "Stock Option and Restricted Share Plans" to the Consolidated Financial Statements included in Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

        (ii)    Grants under the 2005 Stock Plan:    Restricted stock vests under the 2005 Stock Plan based on service and on achievement of performance targets (target levels are described in the "Payouts under the Annual Incentive Plan" above). In fiscal 2007, no performance-based restricted stock awards vested because our performance targets were not met for fiscal 2006. In addition, and except for our newly hired CEO, no new awards of restricted stock were made to our named executive officers in fiscal 2007. Regarding awards made during fiscal 2007 to our CEO, Ms. Hagen received a grant of 100,000 shares of our common stock according to the terms of the 2007 CEO Agreement. Of such shares, 50,000 were awarded under the 2004 Restricted Plan and will vest in equal installments on the first four anniversary dates of the award based on Ms. Hagen's service. The remaining 50,000 shares were awarded under the 2005 Stock Plan and will vest in equal installments over four years based on achievement of financial performance targets. This compensation was designed to encourage our long-term financial performance and reflects our belief that our CEO should be eligible to receive the highest equity compensation due to the position's high level of management responsibility and impact on our financial performance.

        We partially achieved our financial goals in 2007 at the levels described in the "Payouts under the Annual Incentive Plan" above. For substantially the same reasons as stated in the "Grants under the 2003 Option Plan" section directly above, the Compensation Committee approved vesting of restricted stock to the named executives at rates in excess of the vesting earned based on fiscal 2007 performance. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% rather than 51% of target for both the unvested restricted stock carried over from fiscal 2006 performance and the restricted stock available for vesting based on fiscal 2007 performance.

        In accordance with the 2007 CEO Agreement, and in further exercise of its discretion and for the reasons set forth above, the Compensation Committee authorized a new grant to Ms. Hagen in excess of the grant earned based on fiscal 2007 performance. Based on fiscal 2007 performance at 51% of target, Ms. Hagen would have been entitled to receive a grant equal to 25,500 restricted shares of the Company's common stock. The Compensation Committee authorized a grant of 35,000 restricted shares of the Company's common stock, which grant was made on April 23, 2008, the anniversary of the effective date of her employment agreement.

        In connection with the appointment of Mr. Kocourek as CFO on April 10, 2008, we granted Mr. Kocourek 15,000 restricted shares of common stock pursuant to the 2005 Stock Plan. One quarter of the shares vested upon grant and the remaining shares will vest over three years based on a combination of service and performance criteria. The grant was made to recognize Mr. Kocourek's promotion to the CFO position and to provide an appropriate long-term incentive consistent with his new role and responsibilities.

        For more details regarding the compensation awarded in 2007 under this plan see the 2007 Grants of Plan-based Awards table and accompanying footnotes below, the "Narrative disclosure to summary compensation table and grants of plan-based awards table" below, the "2007 Outstanding Equity Awards at Fiscal Year-End" table and accompanying footnotes below, and Note 12 "Stock Option and Restricted Share Plans" to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

        (iii)    Carryover of incentives in the event that performance targets under the 2003 Option Plan and 2005 Stock plan are not initially achieved:    Certain awards issued under the 2005 Stock Plan and the 2003 Option Plan contain performance vesting requirements that provide that if performance targets are missed in one year and the award does not vest, the award will remain active in the subsequent year, such that the full vesting shall occur if the performance goals in the subsequent year are achieved. This decision was made to provide flexibility in the achievement of growth strategies. Certain growth opportunities may occur in one year versus the next year, for example, due to a time lag in raw materials cost increases or decreases, cost reduction due to the timing of restructuring plans, etc. If the performance targets are not achieved in the subsequent year, the prior year award is cancelled. For purposes of Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)"), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year.

  3.     Retirement Benefits

        In addition to the current and long-term incentive compensation described above, we provide retirement benefits to the named executives. The amount of retirement benefits provided are designed to attract and retain highly qualified executives and may depend on the retirement plans in place in the region where the executive is employed. We currently provide defined contribution and savings plan benefits to executives in the form of a qualified 401(k) plan in the United States. The named executive officers are eligible to receive the same level of matching company 401(k) contributions as all our employees under this plan. See footnote (5) to the Summary Compensation Table below for detailed information regarding this compensation. We do not have a defined benefit plan for any of our named executive officers.

  4.     Termination Benefits

        As part of the employment agreement with Ms. Hagen, she is entitled to payments and benefits upon specified events including termination of employment (with and without cause) and a change in control of the Company. Mr. Moore had similar benefits available to him under the CFO Agreement and a Change in Control Severance Compensation Agreement, which have since been terminated by the Separation Agreement dated April 8, 2008. The terms of each employment agreement were negotiated during the course of arms-length negotiations with each executive officer. As part of these negotiations, the Compensation Committee considered the terms of the agreements according to market trends, other employment agreements entered into by us, and other compensation elements paid to the executive officers. This process yielded the amounts payable and the triggering events under these agreements so that they were consistent with our goals to attract, retain and motivate highly qualified executives who possess the skills and talent required for the success of the Company. Similarly, with the appointment of Mr. Kocourek, we considered the foregoing factors in determining an appropriate amendment to his existing Change in Control Severance Compensation Agreement. While the components of termination/change-in-control payments are similar, the ultimate amounts will vary by named executive primarily based on their level of salary and awards under the Annual Incentive Plan.

        We have entered into separate Change in Control Severance Compensation Agreements ("CIC Agreement") with certain officers, including Messrs. Moore, Hale and Espinosa. Each CIC Agreement became effective as of March 24, 2006 and expired by its own terms on December 31, 2007. On January 23, 2008, we entered into new CIC Agreements with Messrs. Hale, Kocourek, and Moore (whose agreement has been terminated by the Separation Agreement). Each agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for the officer's death, disability, attainment of retirement age, and performance-related matters. In the event of a change in control (as defined in the agreement), each agreement is automatically extended to the earlier of (i) one year from the date of the change in control, or (ii) the officer's death, disability, or retirement. The 2007 CEO Agreement with Ms. Hagen contains similar provisions.            See "Payments upon termination and potential payments upon termination or change-in-control" below for a further description of benefits payable under the 2007 CEO Agreement and the CIC Agreements and the Separation Agreement.

C.    Certain Accounting and Tax Considerations

  1.     Accounting considerations

        We account for awards issued under the 2003 Option Plan and the 2005 Stock Plan in accordance with the provisions of SFAS 123(R). Under SFAS 123(R), establishment of grant dates, vesting provisions, including performance based vesting, the exercise prices for options, the maturity dates of the equity instruments and assumptions used for estimating fair value under the Black-Scholes methodology could all have a material impact on compensation relating to stock and option awards.

  2.     Tax considerations

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to our executive officers to $1,000,000 in any given taxable year, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision and currently believes that it has structured the compensation plans for the executive officers as necessary in order to maximize the Company's corporate tax deduction without limiting our ability to attract and retain qualified executives.

        Options issued under the 2003 Option Plan constitute non-qualified options for which the holder will recognize taxable income at ordinary income tax rates at the date of exercise, and we recognize a tax deduction equivalent to such compensation upon the exercise of the option. The Compensation Committee has carefully considered these impacts and currently believes that it has also structured the 2003 Option Plan in order to maximize our corporate tax deduction without limiting our ability to attract and retain qualified executives.

II.    Compensation Committee Report

        The Compensation Committee has reviewed this CD&A and has discussed it with management. Based on this review and discussion, the Compensation Committee recommended that our Board of Directors include the CD&A in our Annual Report on Form 10-K for fiscal 2007 and in our 2008 Proxy Statement.

        Submitted by the Compensation Committee of the Board of Directors:

    Eugene Linden, Chairman
    Charles E. Volpe
    William B. Hewitt (inactive through April 22, 2007 while Interim CEO)

III.  Summary Compensation Table

        The following table presents a summary of compensation for named executive officers for the 2007 and 2006 fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock awards ($)(4)	Option awards ($)(4)		Non Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)	Total ($)
Ms. Hagen Chief Executive Officer	2007 2006	$450,000 —	$450,000 —	$427,955 —	$	— —	$	— —	$	— —	$227,238 —	$1,555,193 —
Mr. Moore(6) Vice President & Chief Financial Officer	2007 2006	369,436 318,760	53,706 —	77,508 594,912		207,431 41,879		167,724 —		— —	57,047 140,692	932,852 1,096,243
Mr. Hale Vice President & Chief Operating Officer	2007 2006	314,812 261,383	38,592 —	35,374 416,939		98,888 23,377		80,605 —		— —	148,729 12,688	717,000 714,387
Former Executive Officers:
Mr. Hewitt(1) Former Chief Executive Officer	2007 2006	99,235 83,080	— —	— 321,875		— —		— —		— —	85,763 106,501	184,998 511,456
Mr. Espinosa Vice President & General Manager, Latin America(2)	2007 2006	290,923 275,918	— —	24,153 443,441		109,615 27,235		93,266 —		415,589 140,237	143,377 90,185	1,076,923 977,016

(1)
Mr. Hewitt became Interim CEO of the Company on September 21, 2006 following an announcement by the Board of Directors that the Company had relieved the prior CEO of his duties, and served in that role through April 22, 2007. See "Compensation for Mr. Hewitt" in the narrative disclosure to the summary compensation table. All Other Compensation for Mr. Hewitt includes compensation for his services as a director. See "Director Compensation" and footnote 5 to the Summary Compensation Table below for additional information regarding compensation paid to Mr. Hewitt for his services as a director.

(2)
The amount of salary for Mr. Espinosa reflected in the accompanying table has been converted into U.S. dollars at the average exchange rate in effect during fiscal 2007 of 10.93 Mexican pesos per U.S. dollar. Mr. Espinosa was an executive officer through July 2007 and retired from the Company on March 31, 2008.

(3)
The bonus amount for Ms. Hagen represents a pro-rata portion of a bonus, in the amount of $650,000, to be paid to Ms. Hagen for fiscal 2007 under the Annual Incentive Plan, which bonus is guaranteed under the terms of the 2007 CEO Agreement.

(4)
Compensation for stock and option awards is determined in accordance with Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)"). For a discussion of terms and assumptions regarding the accounting for restricted shares and options, see Note 2 "Accounting Policies and Financial Statement Information" and Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(5)
All Other Compensation for named executive officers in fiscal 2007 is as follows:

	Ms. Hagen	Mr. Moore	Mr. Hale	Mr. Hewitt	Mr. Espinosa
Company Contributions to Defined Contribution and Savings Plans	$3,375	$12,842	$13,500	$—	$2,038
Life Insurance Premiums Paid by the Company	504	756	756	252	10,078
Payments of Benefits Prescribed by Mexican Regulation(a)	—	—	—	—	62,737
Director Compensation(b)	—	—	—	74,958	—
Tax Gross-up(c)	14,186	42,974	74,092	—	—
Perquisites:
Relocation Assistance(d)	191,375	—	60,356	—	50,084
Car Usage	9,888	—	—	3,506	16,552
Other Perquisites(e)	7,910	475	25	7,047	1,888

Total All Other Compensation	$227,238	$57,047	$148,729	$85,763	$143,377

  (a)
  Benefit payments to Mr. Espinosa include payments for vacation premium of $20,036, for Mexican Annual Compensation of $25,245 and for Mexican Social Security of $17,456.

  (b)
  Director compensation for Mr. Hewitt is comprised of fees earned or paid in cash of $13,000 and stock award compensation of $61,958. See "Compensation of Directors" below for further information regarding compensation of Mr. Hewitt for his services as a director.

  (c)
  Tax gross-up amounts relate to the gross-up of relocation assistance provided to Ms. Hagen and Mr. Hale in the amounts of $14,186 and $44,632, respectively. Tax gross-up amounts were also provided to Mr. Moore and Mr. Hale in the amounts of $42,974 and $29,460, respectively, associated with bonus payments made in fiscal 2007.

  (d)
  Relocation assistance is associated with the relocation of the named executive officers to the Charlotte, NC area during fiscal 2007.

  (e)
  Other perquisites are primarily comprised of conference and seminar fees and related costs, temporary living and commuting expenses, health benefits and annual corporate credit card fees.

All Other Compensation for named executive officers in fiscal 2006 is as follows:

	Mr. Moore	Mr. Hale	Mr. Hewitt	Mr. Espinosa
Company Contributions to Defined Contribution and Savings Plans	$11,754	$12,100	$—	$3,937
Life Insurance Premiums Paid by the Company	702	588	162	8,689
Payments of Benefits Prescribed by Mexican Regulation(a)	—	—	—	61,047
Director Compensation(b)	—	—	97,582	—
Tax Gross-up(c)	56,256	—	—	—
Perquisites:
Relocation Assistance(c)	71,585	—	—	—
Car Usage	—	—	2,697	14,955
Other Perquisites(d)	395	—	6,060	1,557

Total All Other Compensation	$140,692	$12,688	$106,501	$90,185

  (a)
  Benefit payments to Mr. Espinosa include payments for vacation premium of $18,971, for Mexican Annual Compensation of $24,131 and for Mexican Social Security of $17,945.

  (b)
  Director compensation for Mr. Hewitt is comprised of fees earned or paid in cash of $56,000 and stock award compensation of $41,582. See "Compensation of Directors" below for further information regarding compensation of Mr. Hewitt for his services as a director.

  (c)
  Relocation assistance and tax gross-up amounts are associated with relocation agreements with the named executive officer in connection with the relocation of the Company's corporate headquarters to Charlotte, NC during fiscal 2006.

  (d)
  Other perquisites are comprised of temporary living and commuting expenses, health benefits and annual corporate credit card fees.

(6)
Mr. Moore is a former executive officer of the Company as of April 10, 2008 and his employment with the Company ended on April 22, 2008 pursuant to a Separation Agreement entered into with the Company on April 8, 2008.

IV.    Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards to named executive officers during the 2007 fiscal year:

2007 GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards; Number of Securities Underlying Options (#)			Closing Market Price of Securities Underlying Options at Date of Grant $(/Sh)
		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards									Grant Date Fair Value of Stock and Option Awards
Exercise or Base Price of Option Awards $(/Sh)(3)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)(1)	Maximum (#)
Ms. Hagen	— 4/23/2007 4/23/2007 4/23/2007	$650,000 — — —	$650,000 — — —	$650,000 — — —	— — — 6,250	— — — 12,500	— — — 12,500	— 50,000 25,000 —	— — — —	$	— — — —	$	— — — —	$	— 1,312,500 656,250 328,125
Mr. Moore	— 1/3/2007 1/3/2007 1/3/2007	92,359 — — —	184,718 — — —	369,436 — — —	— 6,670 3,300 1,415	— 13,340 6,600 2,830	— 13,340 6,600 2,830	— — — —	— — — —		— 6.00 6.00 —		— 25.71 25.71 —		— 270,268 135,498 72,759
Mr. Hale	— 1/3/2007 1/3/2007 1/3/2007	78,290 — — —	156,579 — — —	313,158 — — —	— 2,475 2,065 650	— 4,950 4,130 1,300	— 4,950 4,130 1,300	— — — —	— — — —		— 6.00 6.00 —		— 25.71 25.71 —		— 100,287 84,789 33,423
Mr. Espinosa	— 1/3/2007 1/3/2007 1/3/2007	47,649 — — —	95,297 — — —	190,595 — — —	— 2,475 2,475 440	— 4,950 4,950 880	— 4,950 4,950 880	— — — —	— — — —		— 6.00 6.00 —		— 25.71 25.71 —		— 100,287 101,624 22,625

(1)
Estimated future payouts under equity and non-equity incentive plan awards represent grants of awards based on achievement of 2007 performance targets, which targets were partially achieved. Accordingly, bonuses awarded under the 2007 Annual Incentive Plan were paid during 2008 at the earned percentage of the targeted amounts. Additionally, on March 12, 2008, the Compensation Committee of the Board of Directors approved vesting of previously granted stock options and restricted stock at rates in excess of the vesting earned based on actual performance for fiscal 2007. Actual performance for fiscal 2007 would have resulted in vesting approximately 51% of the stock options and restricted stock grants subject to the annual financial performance vesting requirement under the Company's 2003 Option Plan and/or the Company's 2005 Stock Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target. As a result, the Company will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. In accordance with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below.

(2)
All executives receiving restricted stock awards are required to pay $.01 per awarded share. All other stock awards in the above table represent restricted shares awarded that contain service-based vesting provisions.

(3)
The exercise price of $6.00 per share represents the exercise price determined in connection with the initial issuance of options under the 2003 Option Plan in fiscal 2003.

V.    Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following items are described below in support of data reported in the Summary Compensation Table and the Grants of Plan-Based Awards table:

  •
  Employment agreements with Ms. Hagen and Mr. Moore.

  •
  2007 awards under the Annual Incentive Plan.

  •
  2007 awards under the 2005 Stock Plan and the 2003 Option Plan.

  •
  Incentive plan performance targets.

  •
  Compensation for Mr. Hewitt.

Employment agreements with Ms. Hagen and Mr. Moore.

  Ms Hagen

        On March 29, 2007, we entered into the 2007 CEO Agreement with Ms. Hagen pursuant to which Ms. Hagen serves as CEO of the Company. The term of the 2007 CEO Agreement is from April 23, 2007 until April 22, 2010, unless terminated earlier in accordance with the provisions thereof.

        Ms. Hagen initially received base compensation ("Base Compensation") at a rate of $650,000 per annum. Ms. Hagen's Base Compensation is subject to review and potential increase (but no decrease) annually by the Board of Directors. On February 25, 2008, Ms. Hagen's Base Compensation was increased to $689,000 per annum.

        Ms. Hagen is also entitled to participate in the Annual Incentive Plan. Ms. Hagen's annual target cash bonus potential under the Annual Incentive Plan will be, and shall not exceed, 100% of Base Compensation, and shall be based on annual performance goals, to be mutually agreed upon by the Board of Directors and Ms. Hagen, which, for fiscal 2007, were the same goals as set forth below in the section entitled "Incentive plan performance targets". Separately, Ms. Hagen's annual target cash bonus for the fiscal year ending December 29, 2007 was guaranteed provided Ms. Hagen was an employee in good standing on the payment date as defined in the Annual Incentive Plan.

        On April 23, 2007, we granted Ms. Hagen 100,000 restricted shares (the "Initial Grant") of the Company's common stock, 50,000 shares of which were granted as part of the 2005 Stock Plan and 50,000 shares of which were granted as part of the 2004 Restricted Plan. The Initial Grant vests as follows: (1) 50,000 of the 100,000 restricted shares shall vest based on service at a rate of 25% per year on the first four anniversaries of the award date, and (2) the remaining 50,000 restricted shares vest over a period of 4 years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the 4 year vesting period.

        On the first, second, and third anniversaries of the effective date of the 2007 CEO Agreement, and upon the satisfaction of certain performance goals established by the Board of Directors for fiscal years 2007, 2008, and 2009 respectively, Ms. Hagen shall be eligible for an annual target award of 50,000 restricted shares (with a minimum of zero and a maximum of 100,000) of common stock under the 2005 Stock Plan, provided, that for the equity award opportunity on the first anniversary of the Effective Date (i.e., fiscal year 2007 performance), Ms. Hagen shall receive no less than 50% of the target award (i.e., 25,000 restricted shares) (the "Guaranteed Shares"). The equity awards, if any, for the first, second, and third anniversaries of the Effective Date shall vest over a period of 4 years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the 4 year vesting period; provided further, the Guaranteed Shares shall vest based on service at a rate of 25% per year on the first four anniversaries of the award date.

        At the targeted levels described above, equity incentives contained in the 2007 CEO Agreement would require the award of substantially all remaining shares currently available under the 2005 Stock Plan, and will require additional approvals of shares for issuance under the 2005 Stock Plan by the Company's Board of Directors. Additionally, if maximum targets were achieved, such awards would currently exceed all amounts available for issuance under the 2005 Stock Plan, and would require the approval of the Company's stockholders.

        This description does not intend to be complete and is qualified by reference to the 2007 CEO Agreement which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

  Mr. Moore

        On March 24, 2006, we entered into the CFO Agreement with Mr. Moore, which was amended on March 30, 2007. The term of the CFO Agreement, as amended, was from April 1, 2006 until March 31, 2010. The CFO Agreement was terminated on April 8, 2008 upon execution of the Separation Agreement (see "Payments Upon Termination and Potential Payments Upon Termination or Change-in-Control" below).

        Mr. Moore's annual base salary, effective March 12, 2007, was set at $380,000 or such higher rate as the Company's Board of Directors may have determined from time to time. Mr. Moore was entitled to participate in the various employee benefit programs (including health, life, retirement and disability) which we may have established and modified from time to time for the benefit of all our employees. Mr. Moore was entitled to four weeks of paid vacation each calendar year in accordance with the Company's policies, which if not taken during any year were not to be carried forward to any subsequent calendar year. The Board of Directors, in its discretion, may have awarded Mr. Moore a bonus following the end of each fiscal year based on his performance and the Company's operating results. Under the CFO Agreement, the minimum bonus opportunity for which Mr. Moore was eligible was not less than 35% of his base salary and payable upon achievement of certain performance target levels established by the Board of Directors. Mr. Moore was also eligible for specific bonuses as may have been determined by the Board of Directors from time to time relating to extraordinary corporate events. For fiscal 2007, the bonus opportunity provided to Mr. Moore, at targeted levels of performance, was equal to 50% of his base salary.

        This description does not intend to be complete and is qualified by reference to the CFO Agreement filed with the SEC as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on May 11, 2006 and the amendment filed with the SEC with the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2007.

2007 awards under the Annual Incentive Plan.

        Ms. Hagen, Mr. Moore, Mr. Hale and Mr. Espinosa each received grants, subject to achievement of performance targets, under the Annual Incentive Plan, as follows:

	Threshold	Target	Maximum
Ms. Hagen	$650,000	$650,000	$650,000
Mr. Moore	92,359	184,718	369,436
Mr. Hale	78,290	156,579	313,158
Mr. Espinosa	47,649	95,297	190,595

        As described above, the incentive payment for Ms. Hagen is guaranteed under the terms of the 2007 CEO Agreement at the target amount of $650,000. Amounts earned for fiscal 2007 under the Annual Incentive Plan, which are based on the achievement of 2007 performance targets, and which were paid in April 2008, are as follows: for Mr. Moore—$167,724, for Mr. Hale—$80,605 and for Mr. Espinosa—$93,266.

2007 awards under the 2005 Stock Plan and the 2003 Option Plan.

  2005 Stock Plan

        The Compensation Committee may, from time to time, grant shares of restricted stock under the 2005 Stock Plan to employees in amounts and with specified restrictions as appropriate. Vesting may be immediate or based on service and/or upon achievement of annual performance targets (see "Incentive plan performance targets" below) and is accelerated upon a change in control.

        Vesting of restricted stock awards provided to named executive officers in fiscal 2007 is as follows (number of shares):

	Ms. Hagen	Mr. Moore	Mr. Hale	Mr. Espinosa
Service Vesting
4/23/2008	12,500	—	—	—
4/23/2009	18,750	—	—	—
4/23/2010	18,750	—	—	—
4/23/2011	18,750	—	—	—
4/23/2012	6,250	—	—	—

	75,000	—	—	—
Performance Vesting(1)
2007 Performance(2)	12,500	2,830	1,300	880

Total shares granted	87,500	2,830	1,300	880

(1)
Shares were also awarded to the named executive officers which vest and become available in the future based on the achievement of performance targets for the 2008 fiscal year through the 2011 fiscal year. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2007 fiscal year. Total shares available for future performance-based vesting for 2008 through 2011 are as follows: Ms. Hagen—37,500 shares; Mr. Moore—0 shares (due to forfeiture under Separation Agreement); Mr. Hale—650 shares, and Mr. Espinosa—0 shares (due to forfeiture resulting from his retirement from the Company on March 31, 2008).

(2)
Actual performance for fiscal 2007 would have resulted in vesting approximately 51% of the restricted stock grants subject to the annual financial performance vesting requirement under our 2005 Stock Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target. As a result, we will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. Consistent with SFAS 123(R), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below.

  2003 Option Plan

        The 2003 Option Plan was approved by the Board of Directors and stockholders and is administered by the Compensation Committee. The stock options, representing 400,000 shares, have a five-year life and vest, based on the achievement of various service and financial performance criteria, over a four-year period with the initial awards beginning their vesting terms as of January 4, 2004. Vesting may be immediate or based on service and/or upon achievement of annual performance targets (see "Incentive plan performance targets" below) and is accelerated with a change in control.

        Consistent with SFAS 123(R), stock options previously awarded to employees in fiscal 2003 and fiscal 2005 which contain performance-based vesting provisions relating to the 2006 fiscal year are considered modified. Vesting of these option grants were originally based on achievement of 2006 performance targets, which targets were not met. Accordingly, these option awards were not earned and did not vest in 2006. These option awards remained active in fiscal 2007 and were subject to fiscal 2007 performance targets. Consistent with SFAS 123(R), such awards are treated as an exchange of the original award for a new award and the grant date fair values, as presented in the Grants of Plan-Based Awards table and 2007 compensation costs for such options, have been re-measured as of the beginning of the 2007 fiscal year as such performance targets were not established until the inception of the 2007 fiscal year. As a result, option awards considered granted in fiscal 2007, subject to performance vesting in fiscal 2007 are as follows: for Mr. Moore—19,940, for Mr. Hale—9,080 and for Mr. Espinosa—9,900.

        Actual performance for fiscal 2007 would have resulted in vesting approximately 51% of the stock option grants subject to the annual financial performance vesting requirement under our 2003 Option Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target. As a result, the Company will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. Consistent with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below.

        For additional information regarding the 2005 Stock Plan, see Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Incentive plan performance targets.

        Our Annual Incentive Plan for fiscal 2007 provided that targeted pay-outs under the plan would be made if we achieved our performance targets for fiscal 2007, the most significant of which was defined as the achievement of consolidated EBITDA of $131.0 million for the 2007 fiscal year. Additionally, participants could earn 50% of their target award if consolidated EBITDA reached $121.0 million, and as much as 200% of their target amount if consolidated EBITDA reached $136.0 million. As such performance was partially achieved (51%), compensation was paid under the Annual Incentive Plan to participants for fiscal 2007.

        Additionally, portions of restricted shares awarded under the 2005 Stock Plan and options awarded under the 2003 Option Plan contain performance vesting provisions. For fiscal 2007, such performance targets for these equity-based incentive compensation plans are the same as the threshold ($121 million) and target ($131 million) for consolidated EBITDA under the Annual Incentive Plan described above.

        With respect to awards under equity incentive plans, if the performance targets are not met in any particular year (a "Missed Year"), the awards that did not vest in the Missed Year (the "Carryover Awards") will remain active in the next fiscal year and subject to the performance targets established for that next fiscal year. Consistent with SFAS 123(R), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. If the performance targets for such fiscal year are met, the Carryover Awards will vest at the same time and in the same manner as the incentive plan awards granted for such fiscal year. In no event will any unvested portion of any award remain active after the fiscal year following the Missed Year. If performance targets applicable to Carryover Awards are not met in the next fiscal year, the Carryover Awards expire.

        For example, the Company did not achieve its performance target for 2006 (EBITDA of $136.0 million). Therefore, the unvested amounts for 2006 remained active in 2007 and vested based on the partial achievement (51%) of performance targets established for 2007. Absent any further action by the Board of Directors (see below), if the 2007 performance targets had not been met, the 2006 awards that remained active would have expired unvested and the unvested portion of the 2007 grants would have remained active for 2008.

        On March 12, 2008, the Compensation Committee exercised its discretion to provide additional compensation due to the effect on performance from factors outside of management's full control, most notably rapid raw material increases in the fourth quarter of fiscal 2007, which significantly impacted our overall performance and for the U.S. Nonwovens business and our FabPro oriented polymers division in particular. The Compensation Committee approved vesting of previously granted stock options and restricted stock at rates in excess of the vesting earned based on actual performance for fiscal 2007. Actual performance for fiscal 2007 would have resulted in vesting approximately 51% of the stock options and restricted stock grants subject to the annual financial performance vesting requirement under our 2003 Stock Option Plan and/or our 2005 Stock Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target. As a result, we will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

        In addition, on March 12, 2008, following completion of our audited financial results for fiscal year 2007, the Compensation Committee reviewed actual performance for fiscal year 2007 under the Annual Incentive Plan. Except for Mr. Hale, the Compensation Committee approved awards for the named executive officers in accordance with the 2007 Annual Incentive Plan. Regarding Mr. Hale, and other employees who participated in the 2007 Annual Incentive Plan from the U.S. Nonwovens business and the Company's FabPro oriented polymers division, the Compensation Committee, in exercise of its discretion, authorized a one-time grant of stock from the Company's 2005 Stock Plan in such an amount so as to increase total compensation under the 2007 Annual Incentive Plan to 50% of targeted performance. The Compensation Committee's adjustment resulted in Mr. Hale receiving $29,888 (in value in the form of stock) beyond the results actually earned under the 2007 Annual Incentive Plan. The Compensation Committee exercised its discretion to provide additional compensation due to the effect on performance from factors outside of management's control, most notably rapid raw material increases in the fourth quarter of fiscal 2007, which significantly impacted our overall performance and for the U.S. Nonwovens business and the Company's FabPro oriented polymers division in particular. As a result, we will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

        In further exercise of its discretion and for the reasons stated above, the Compensation Committee authorized a grant of restricted stock to Ms. Hagen in excess of the grant actually earned based on fiscal 2007 performance. Based on fiscal 2007 performance at 51% of target, Ms. Hagen would have been entitled to receive a grant equal to 25,500 shares of the Company's common stock. The Compensation Committee authorized a grant of 35,000 shares of the Company's common stock, which grant was made on April 23, 2008, the anniversary of the effective date of the 2007 CEO Agreement. The authorized grant includes the 25,000 Guaranteed Shares (as defined in the 2007 CEO Agreement).

        For more information, see "2007 Grants of Plan Based Awards" table and accompanying footnotes, "2005 Stock Plan" and "2003 Option Plan", above.

Compensation for Mr. Hewitt

        Mr. Hewitt became Interim CEO of the Company on September 21, 2006 following an announcement by the Board of Directors that the Company had relieved the Company's prior CEO of his duties. Mr. Hewitt served in that role, at the discretion of the Board of Directors, through April 22, 2007. Mr. Hewitt received $25,000 per month while in office and received a grant of 12,500 shares of restricted stock under the Company's 2004 Restricted Plan for his services as Interim CEO.

        Effective with his role as Interim CEO, Mr. Hewitt did not receive fees as a member of the Board of Directors, including his annual retainer fee, his fee as Chairman of the Board, or meeting fees, while serving as Interim CEO. Director fees earned by Mr. Hewitt during 2006 and 2007 are reported as "All Other Compensation" in the Summary Compensation Table above.

VI.    Outstanding Equity Awards at Fiscal Year-End

        The following table presents information regarding outstanding equity awards held by named executive officers at the end of the 2007 fiscal year:

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)(2)(6)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
Ms Hagen	—	—	—	—	—	75,000	$1,500,000	6,125	122,500
Mr. Moore	— —	13,466 33,463	6,537 3,234	$6.00 6.00	4/25/2010 12/11/2008	4,070 —	81,400 —	1,387 —	27,734 —
Mr. Hale	— —	8,411 12,575	2,426 2,024	6.00 6.00	4/25/2010 12/11/2008	1,850 —	37,000 —	637 —	12,740 —
Mr. Espinosa	— —	10,100 12,575	2,426 2,426	6.00 6.00	4/25/2010 12/11/2008	1,270 —	25,400 —	431 —	8,624 —

(1)
The vesting dates of options containing service-based vesting and options earned as a result of achieving performance-based targets are as follows:

		Vested at 12/29/2007	Vesting 12/31/2008	Total
Mr. Moore	2005 Grant 2003 Grant	11,766 33,463	1,700 —	13,466 33,463
Mr. Hale	2005 Grant 2003 Grant	7,351 12,575	1,060 —	8,411 12,575
Mr. Espinosa	2005 Grant 2003 Grant	8,825 12,575	1,275 —	10,100 12,575
(2)
Options were also awarded to the named executive officers which will vest and become available in the future as service based awards or based on the achievement of 2008 performance targets. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2007 fiscal year. Total shares available for future service or performance-based vesting for 2008 are as follows: Mr. Moore—0 shares (due to forfeiture under Separation Agreement); Mr. Hale—2,065 shares; and Mr. Espinosa—0 shares (due to forfeiture resulting from retirement from the Company on March 31, 2008).

(3)
The vesting dates of restricted shares are as follows:

	Ms. Hagen	Mr. Moore	Mr. Hale	Mr. Espinosa
1/20/2008	—	2,035	925	635
4/23/2008	12,500	—	—	—
1/20/2009	—	2,035	925	635
4/23/2009	18,750	—	—	—
4/23/2010	18,750	—	—	—
4/23/2011	18,750	—	—	—
4/23/2012	6,250	—	—	—
(4)
Determined based on the closing price of the Company's common stock ($20.00) on December 29, 2007.

(5)
Shares have also been awarded to the named executive officers which will vest and become available in the future based on the achievement of performance targets for the 2008 fiscal year through the 2011 fiscal year. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2007 fiscal year. Total shares available for future performance-based vesting for 2008 through 2011 are as follows: Ms. Hagen—37,500 shares; Mr. Moore—0 shares (due to forfeiture under Separation Agreement); Mr. Hale—650 shares, and Mr. Espinosa—0 shares (due to forfeiture resulting from retirement from the Company on March 31, 2008).

(6)
On March 12, 2008, the Compensation Committee approved vesting of previously granted stock options and restricted stock at rates in excess of the vesting earned based on actual performance for fiscal 2007. Actual performance for fiscal 2007 would have resulted in vesting approximately 51% of the stock options and restricted stock grants subject to the annual financial performance vesting requirement under the Company's 2003 Option Plan and/or the Company's 2005 Stock Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the named executive officers, vesting credit equal to 100% of target. As a result, the Company will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

VII.    Option Exercises and Stock Vested

        The following table presents information regarding the exercise of options for Class A Common Stock, and the vesting of restricted shares, by named executive officers during the 2007 fiscal year:

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ms Hagen			6,375	(1)	$127,500
Mr. Moore	—	—	2,035 1,443	(2) (1)	49,837 28,866
Mr. Hale	—	—	925 663	(2) (1)	22,653 13,260
Mr. Espinosa	— —	— —	635 449	(2) (1)	15,551 8,976

(1)
Vested shares for Ms. Hagen relate to 2007 performance-based shares originally granted on April 23, 2007, under the 2005 Stock Plan. Vested shares for Mr. Moore, Mr. Hale and Mr. Espinosa relate to 2006 performance-based shares originally granted on January 20, 2006, and subsequently modified on January 1, 2007, under the 2005 Stock Plan and to 2007 performance-based shares. Such shares are valued at the closing price of the Company's common stock ($20.00) on December 29, 2007.

(2)
Vested shares for Messrs. Moore, Hale and Espinosa relate to service-based shares granted on January 20, 2006 under the 2005 Stock Plan. Such shares are valued at the closing price of the Company's common stock on the vesting date.

VIII.    Pension Benefits

        The following table presents information regarding pension benefits for named executive officers:

2007 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Espinosa	Plan de Pensiones por Jubilacion	27	$1,294,199	—

        Mr. Espinosa retired from the Company on March 31, 2008. Monthly retirement benefits under the Plan de Pensiones por Jubilacion are calculated by multiplying monthly pension income by the number of years of service, plus 4.5 additional years, and then by .69%. Elements of monthly pension income included in the benefit formula include salary, savings fund, vacation premium and social security. Under the plan, there is an early retirement option at age 60, which benefits can reach approximately 89% of those available at the normal retirement age of 65 years. Eligibility for full benefits is achieved once an employee's age, when added to the employee's years of service, equals one hundred. Additional benefits can be earned under the plan when an employee's age, when added to the employee's years of service, exceeds one hundred.

        Key assumptions used in calculating the amount of benefits accumulated under the Plan de Pensiones por Jubilacion include a discount rate of 8.3%, a long-term inflation rate of 3.5% and a minimum salary increase rate of 5.0%. For additional information regarding our pension and postretirement benefits, including material assumptions applied in calculating accumulated benefits, see Note 11 "Pension and Postretirement Benefit Plans" to the Consolidated Financial Statements included in Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

IX.    Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

        The Company has no nonqualified defined contribution or other nonqualified deferred compensation plans for named executive officers.

X.    Payments Upon Termination and Potential Payments Upon Termination or Change-in-Control

  Termination of Ms. Hagen under the 2007 CEO Agreement

        Involuntary termination before a change in control—Pursuant to the 2007 CEO Agreement, involuntary termination of Ms. Hagen at our option may occur for any reason whatsoever, including termination without cause, in the sole discretion of the Board of Directors ("Involuntary Termination"). Upon an Involuntary Termination before the term expires, Ms. Hagen shall be entitled to receive from us as severance payments, in lieu of severance payments under any other plan or program of the Company, an amount equal to (i) two times the sum of (A) her Base Compensation, plus (B) her annual target bonus opportunity, each as in effect immediately prior to the date of her termination (the "Severance Amount"), (ii) any annual bonus for a completed fiscal year of the Company that has not yet been paid to Ms. Hagen (the "Prior Year Earned Bonus"), and (iii) her annual target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by Ms. Hagen during the fiscal year in which the termination date occurs divided by 365 (the "Pro Rata Bonus"), in each case if and only if Ms. Hagen has executed and delivered to us the General Release (as defined and in the form and substance specified in the 2007 CEO Agreement) and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to us during the period equal to the 24 month anniversary of the date of termination (the "Severance Period"). Ms. Hagen shall not be entitled to any other salary, compensation or benefits after termination of the 2007 CEO Agreement, except as specifically provided for in our employee benefit plans or as otherwise expressly required by applicable law. The Severance Amount for the first six months of the Severance Period, the Prior Year Earned Bonus and the Pro Rata Bonus payable under the 2007 CEO Agreement shall be paid to Ms. Hagen in a lump sum on the first day of the calendar month following the six month anniversary of the termination date, and the Severance Amount payable for the remainder of the Severance Period shall be payable in regular monthly installments. The above amounts payable shall not be reduced by the amount of any compensation Ms. Hagen receives with respect to any other employment during the Severance Period. For twenty-four months following the date of Ms. Hagen's termination, we shall, at our expense, continue on behalf of Ms. Hagen and her dependants and beneficiaries, the medical, dental and hospitalization benefits provided to Ms. Hagen immediately prior to the date of termination. Total benefits to be provided to Ms. Hagen in the event of termination as of the end of fiscal 2007 and before a Change in Control would have amounted to $3,270,000. If, prior to full vesting of any equity award, (and regardless of whether the term has then expired), Ms. Hagen is terminated without Cause (as defined in the 2007 CEO Agreement), Ms. Hagen terminates for Good Reason (as defined in the 2007 CEO Agreement), or Ms. Hagen's employment terminates due to her death or her Disability (as defined in the 2007 CEO Agreement), Ms. Hagen shall become fully vested in all restricted shares previously granted to her.

        Involuntary termination at or after a change in control—Upon an Involuntary Termination hereunder after a Change in Control (as defined in the 2007 CEO Agreement) and before the term expires, Ms. Hagen shall receive the benefits described above, except that the Severance Amount shall be equal to three times the sum of (A) her Base Compensation plus (B) her annual target bonus opportunity, each as in effect immediately prior to the Change in Control (or, if greater, immediately prior to the date of her termination), in each case if, and only if, Ms. Hagen has executed and delivered to us the General Release and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to us during the Severance Period. The Severance Amount shall be paid in a single lump sum at the earliest date that will not result in the imposition of the additional tax on Ms. Hagen described in Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the period of benefit continuation described above shall be for thirty-six months rather than twenty-four months. In the event of a Change in Control of the Company (as defined in the 2007 CEO Agreement) at a time while Ms. Hagen remains Chief Executive Officer of the Company, Ms. Hagen shall become fully vested in all restricted shares previously granted to her as of the date of the Change in Control, such vesting to occur upon the later to occur of (i) the date of the Change in Control or (ii) the date upon which Ms. Hagen completes at least 30 months of continuous employment.

  Termination of Mr. Moore under the CFO Agreement and Separation Agreement

        If Mr. Moore's employment had been terminated by the Company without "Cause" or upon Mr. Moore's resignation with "good reason" during the term of the CFO Agreement, Mr. Moore would have been entitled to certain severance payments and benefits pursuant to the terms of the CFO Agreement. Assuming that Mr. Moore was terminated without Cause or resigned for "good reason" on the last business day of our last fiscal year, Mr. Moore would have been entitled to receive $950,000 in severance payments and $8,021 of health benefits under the CFO Agreement.

        On April 10, 2008, Mr. Moore resigned as CFO of the Company. His employment with the Company ended on April 22, 2008 (the "Resignation Date"). On April 8, 2008 the Company entered into a Separation Agreement with Mr. Moore (the "Separation Agreement").

        In accordance with the Separation Agreement, Mr. Moore is entitled to receive his current base salary through the Resignation Date. In addition, as payment of severance, Mr. Moore is entitled to receive (i) an amount equal to his current base salary until April 22, 2010, (ii) an additional amount for his unused vacation days and paid time off days, and (iii) his pro-rated target bonus for the Company's 2008 fiscal year. Total benefits to be provided to Mr. Moore pursuant to the Separation Agreement are estimated to be approximately $868,000. Mr. Moore will also retain the vested portion of his restricted stock awards (less amounts previously withheld for taxes), totaling 21,020 shares of Class A Common Stock (the "Restricted Shares") and the vested portion of his stock option grants, totaling options to acquire 55,000 shares of Class A Common Stock (the "Option Shares"). The Restricted Shares and Option Shares will remain subject to the terms and conditions of the Company's 2005 Restricted Stock Plan and 2003 Stock Option Plan, respectively, and accompanying grant agreements, except for identified provisions requiring forfeiture in the event of certain terminations and restrictions on the resale of the Restricted Shares. All payments under the Separation Agreement are subject to applicable tax withholding by the Company.

        Until April 22, 2009, the Company will pay the employer and employee portion of the premiums for group medical, dental and hospitalization insurance (the "Health Benefits") at the coverage levels in effect at the Resignation Date. Mr. Moore also is entitled to continue his Health Benefits as provided by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") beginning on April 22, 2009 and continuing through October 22, 2010, at his sole cost and expense. The Company's obligations with respect to the Health Benefits and COBRA coverage will be limited to the extent Mr. Moore obtains benefits from a subsequent employer that are no less favorable to him in the aggregate.

        The Separation Agreement contains customary (a) confidentiality obligations for Mr. Moore with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Moore through April 22, 2010, and (c) protection of the Company's intellectual property rights. In addition, under the terms of the Company's 2003 Stock Option Plan, Mr. Moore will continue to be subject to the plan's non-compete provisions for so long as the Option Shares remain outstanding. In connection with the execution of the Separation Agreement, Mr. Moore also executed a General Release of claims in favor of the Company and certain of its affiliates and related parties.

        Except as provided above, Mr. Moore is not entitled to receive any other payments from the Company related to the termination of his employment, including without limitation payments pursuant to the CFO Agreement, the Change in Control Severance Compensation Agreement, dated as of January 23, 2008, between Mr. Moore and the Company (the "Change in Control Agreement"), or the Company's bonus plan in respect of a bonus for the current fiscal year.

        Effective April 8, 2008, each of the CFO Agreement and the Change in Control Agreement was terminated in accordance with the terms and conditions of the Separation Agreement, without any obligation on the part of the Company or Mr. Moore under either agreement for any event or transaction occurring prior to or following the termination of both agreements.

  Change in Control Severance Compensation Agreements

        The Company entered into separate Change in Control Severance Compensation Agreements (each, an "Agreement") with Messrs. Moore, Hale and Espinosa. Each Agreement became effective as of March 24, 2006 and expired on its own terms on December 31, 2007. On January 23, 2008, we entered new Change in Control Severance Compensation Agreements (each, a "New Agreement") with Messrs. Hale, Kocourek, and Moore, whose agreement has been terminated by the Separation Agreement, as discussed above. The New Agreements expire on December 31, 2009, subject to extension as described below. Each of the Agreements and New Agreements contain substantially the same terms and conditions and will be referred to below as the "CIC Agreements".

        Each CIC Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for the recipient's death, disability, attainment of retirement age, and performance-related matters. In the event of a Change in Control (as defined in the Agreement), each CIC Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the recipient's death, disability, or retirement.

        For purposes of the CIC Agreements, a Change in Control is defined as the occurrence of certain specified events, including:

  •
  certain significant changes in voting control,

  •
  changes in the composition of the Board not approved by two-thirds of the existing Board,

  •
  the consummation of a merger or consolidation of the Company unless (a) the existing security holders continue to own more than 50% of the voting power of the surviving corporation, or (b) the corporate existence of the Company is unaffected and the CEO and directors retain their positions (and the existing directors constitute a majority of the Board), or

  •
  a complete liquidation of the Company or a sale of substantially all of our assets.

        If a Change in Control occurs during the term of the CIC Agreement, each recipient becomes entitled, upon the subsequent termination of his employment to receive Change in Control benefits, unless the termination is (i) by the recipient other than for "Good Reason," (ii) by us for "Cause" or because of the recipient's disability, or (iii) because of the recipient's death or attainment of retirement age. "Good Reason" includes the assignment of duties reasonably inconsistent with the recipient's position and responsibilities immediately prior to the Change in Control or changes in titles or offices of such recipient, a reduction in base salary or our failure to continue any material compensation or benefit plan (or reduce benefits or increase costs thereunder) or requiring relocation of such recipient's principal residence to at least 100 miles away, and, in the case of Mr. Kocourek, an unresolved good faith disagreement over financial reporting. "Cause" includes a breach of the CIC Agreement, a breach of the recipient's duty of loyalty to the Company or an act of dishonesty or fraud with respect to the Company, commission of a felony, a crime involving moral turpitude or other act or omission causing material harm to our reputation, drug use, reporting to work under the influence of alcohol or aiding a competitor supplier or customer to our material detriment.

        Change in Control benefits include, among other things, a lump sum cash payment that is the sum of (i) either 12 or 24 times (depending on the individual recipient) the recipient's current monthly base salary, and (ii) one or two times (depending on the individual recipient) the greater of (x) the recipient's annual bonus earned for the most-recently completed fiscal year of the Company and (y) the recipient's annual target bonus for the year that includes the date of termination (the "Severance Payment"). Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the recipient under the 2005 Stock Plan, continuation of life and medical insurance plans for the recipient for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the recipient as a result of termination and payment of reasonable costs of outplacement services (not to exceed $15,000).

        If a recipient is terminated other than as a result of a Change in Control (unless by the recipient other than for Good Reason or by us for Cause or as a result of the recipient's disability or retirement), the recipient will be entitled to Company benefits to which he would otherwise entitled; provided that any severance pay will not be less than the Severance Payment.

        As consideration for any benefits, each recipient is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to us all intellectual property related to the Company that is generated by the recipient, and adhere to certain non-competition and non-solicitation obligations.

        The foregoing description does not purport to be complete and is qualified by reference to the form of Agreement filed with the SEC.

        Had termination occurred as of the last business day of the 2007 fiscal year as a result of a Change in Control, potential payments to Ms. Hagen and to Messrs. Moore, Hale and Espinosa would have been as follows:

	Severance Amount	Early Vesting of Restricted Shares(1)	Early Vesting of Options(2)	Health Benefits	Outplacement Services	Total
Ms Hagen	$4,550,000	$2,000,000	$—	$29,621	$—	$6,579,621
Mr. Moore	1,140,000	166,300	349,160	8,021	15,000	1,663,481
Mr. Hale	1,080,000	76,000	170,870	8,021	15,000	1,334,891
Mr. Espinosa(3)	820,854	51,800	191,100	11,973	15,000	1,075,727

(1)
Determined based on the closing price of our common stock ($20.00) on December 27, 2007.

(2)
Under the 2003 Option Plan, all unvested options immediately vest in the event of a change in control. Such options are valued at the closing price of the underlying shares as of the last day of the 2007 fiscal year, reduced by the exercise price of $6.00 per share required to be paid by the participant.

(3)
Severance for Mr. Espinosa that would have been paid in Mexican pesos has been converted into U.S. dollars at the exchange rate in effect as of the last business day of fiscal 2007, or 10.89 pesos per U.S. dollar.

XI.    Compensation of Directors

        The following table presents a summary of compensation for directors for the 2007 fiscal year:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Hewitt(a)
Mr. Arias	$69,000	$14,226	—	—	—	—	$83,226
Mr. Linden	74,500	14,226	—	—	—	—	88,726
Mr. Nesmith	19,500	1,019					20,519
Mr. Ovenden	34,000	67,817	—	—	—	—	101,817
Mr. Volpe	13,000	70,827	—	—	—	—	83,827

(a)
Compensation to Mr. Hewitt for his services as a director is reflected as All Other Compensation in the Summary Compensation Table above. See footnote (c) and the accompanying narrative below for further information regarding compensation provided to Mr. Hewitt for his services as a director.

(b)
At fiscal year-end, the aggregate number of restricted stock awards outstanding for each director was as follows: Mr. Arias—7,040 shares; Mr. Hewitt—9,272 shares; Mr. Linden—7,040 shares; Mr. Nesmith—109; Mr. Ovenden—11,141 shares; and Mr. Volpe—4,241 shares.

(c)
The grant date fair values of restricted stock awards granted to directors in 2007 are as follows:

	Award Date	Grant Date Fair Value of Awards Issued in Lieu of Cash Payment for Fees
Mr. Arias	1/20/2007	$9,918
Mr. Hewitt	5/1/2007	25,897
Mr. Hewitt	7/16/2007	16,110
Mr. Hewitt	10/9/2007	15,103
Mr. Linden	1/20/2007	9,918
Mr. Nesmith	9/28/2007	2,999
Mr. Ovenden	1/20/2007	26,449
Mr. Ovenden	4/9/2007	18,911
Mr. Ovenden	7/16/2007	18,150
Mr. Volpe	1/20/2007	24,098
Mr. Volpe	4/9/2007	16,221
Mr. Volpe	7/16/2007	15,540
Mr. Volpe	10/9/2007	14,553

Annual Board/Committee Retainer Fees

        Management directors and affiliates of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. Accordingly, Mr. Betolaza, Mr. Chan, Ms. Hagen, and Mr. Patterson are not included in the Director Compensation table as they received no compensation as directors during 2007.

        The other directors receive (i) a yearly fee of $60,000, (ii) $1,000 for each Board of Directors meeting attended, and (iii) $500 for each Committee meeting attended. Additionally, as Chairman of the Board, Mr. Hewitt receives an additional yearly fee of $20,000. The chairman of the Audit Committee receives a yearly fee of $20,000, and the Chairmen of the Purchasing, Compensation and Nominating and Corporate Governance Committees each receive a yearly fee of $10,000, for serving in such capacities. Such fees, excluding the portion paid in stock as described below, are paid on a quarterly basis. Such directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and in their capacity as committee chairman. See "Director Compensation for Mr. Hewitt" below.

Director Compensation for Mr. Hewitt

        On September 21, 2006, Mr. Hewitt assumed the role of Interim CEO, and served in that role through April 22, 2007. Compensation for Mr. Hewitt is provided in the Summary Compensation Table above. Effective with his role as Interim CEO, Mr. Hewitt did not receive his annual retainer fee, his fee as Chairman of the Board, or meeting fees, while in office. Mr. Hewitt did not receive compensation for such fees during the first four months of fiscal 2007, which fees would have amounted to approximately $28,000. Mr. Hewitt's relationship with the Company as an employee ended on April 30, 2007 and, beginning May 1, 2007, began receiving fees for his services as a director.

Stock Awards Issued for Fees, in Lieu of Cash Payment

        Under the 2004 Restricted Plan, and unless otherwise determined by a committee of the Company's Board of Directors not eligible to receive restricted shares under the 2004 Restricted Plan, $10,000 of the yearly fee will be payable in shares of the Company's Class A Common Stock. In addition, directors may elect to receive restricted stock in lieu of cash payments for quarterly director's fees.

        In January 2007, Mr. Arias, Mr. Ovenden, Mr. Linden and Mr. Volpe each received grants of 405 shares in lieu of cash payment for director's fees, which shares granted to each director were valued at $9,918 at the grant date. Of such awards, 50% vested on July 20, 2007, and the remaining shares vest on July 20, 2008. In May 2007, Mr. Hewitt received a grant of 268 shares, in lieu of cash payment for director's fees, valued at $7,772 at the grant date. Of such awards, 134 shares vested on November 1, 2007, and the remaining shares vest on May 1, 2008. In September 2007, Mr. Nesmith received a grant of 109 shares, in lieu of cash payment for director's fees, valued at $2,999 at the grant date. Of such awards, 55 shares will vest on March 28, 2008, and the remaining shares vest on March 28, 2009.

        In 2007, Mr. Hewitt elected to receive grants of restricted stock, in lieu of cash payment for quarterly director's fees earned for each of the second, third and fourth quarters of fiscal 2007. Mr. Hewitt received a total of 1,711 shares, which vested immediately, and which were valued, in total, at $49,338 based on the prices at the respective grant dates. Additionally, in 2007 Mr. Ovenden elected to receive grants of restricted stock, in lieu of cash payment for quarterly director's fees earned for each of the first, second, and third quarters of fiscal 2007. Mr. Ovenden received 1,983 shares which vested immediately, and which were valued, in total, at $53,591 based on the prices at the respective grant dates. Also in 2007, Mr. Volpe elected to receive grants of restricted stock, in lieu of cash payment for quarterly director's fees earned for each of the first, second, third and fourth quarters of fiscal 2007. Mr. Volpe received a total of 2,229 shares, which vested immediately, and which were valued, in total, at $60,493 based on the prices at the respective grant dates. Such values for Mr. Hewitt, Mr. Ovenden and Mr. Volpe are included as a component of stock awards in the Director Compensation table.

Other Awards

        In January 2006, Mr. Hewitt, Mr. Arias, Mr. Linden and Mr. Ovenden each received a restricted stock grant of 1,000 shares, each valued at $23,500 at the grant date. Of such awards, 50% vested on July 20, 2006 and the remaining shares vested on July 20, 2007. The earned portion of such awards during fiscal 2007 for Mr. Arias, Mr. Linden and Mr. Ovenden is included as a component of stock awards in the Director Compensation table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

        In connection with our emergence from bankruptcy on March 5, 2003, PGI, MatlinPatterson Global Opportunities Partners, L.P. and certain other stockholders (collectively "Non-Matlin Global Partners Holders") entered into a Shareholders Agreement, dated as of March 5, 2003, as amended on December 20, 2004 (the "Shareholders Agreement"). The terms of the Shareholders Agreement are described below.

        Contractual Preemptive Rights.    The Shareholders Agreement grants contractual preemptive rights to each holder of the common stock issued: (a) pursuant to the Modified Plan, (b) upon the conversion of the Convertible Notes or exercise of the Warrants, (c) upon antidilution adjustments, or (d) upon stock splits, stock dividends or otherwise, in each case, in respect of the securities set forth in clauses (a), (b) and (c) above (collectively, the "Initial Common Stock"). Such contractual preemptive rights give each holder of Initial Common Stock the right to purchase up to its pro rata share of any shares of capital stock or options, warrants, conversion rights or other rights to acquire shares of capital stock proposed to be issued by us, subject to certain excluded issuances set forth in the Shareholders Agreement and summarized in the immediately following sentence. The contractual preemptive rights may be waived with the prior consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners. The contractual preemptive rights terminate if we experience a change of control or with the consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners.

        Tag-Along Rights    MatlinPatterson Global Opportunities Partners has granted certain "tag-along" rights to each holder of Initial Common Stock.

        Provisions Regarding Our Board of Directors    In accordance with the Plan, the Shareholders Agreement sets forth certain covenants of the parties thereto with respect to the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. Pursuant to the Plan and the Shareholders Agreement, our Board of Directors is (a) fixed at nine members, each with one year terms, subject to the removal provisions of our Amended and Restated By-Laws, and (b) composed of five directors designated by MatlinPatterson Global Opportunities Partners (together with any direct or indirect successors thereto designated by MatlinPatterson Global Opportunities Partners, the "MP Board Members"), two directors designated by the Non-Matlin Global Partners Holders (together with any direct or indirect successors thereto, the "Non-Matlin Global Partners Board Members"), and two directors designated by the Board so long as at least one Non-Matlin Global Partners Board Member votes in the affirmative for the nominee. The voting and appointing of members of the board of directors are subject to certain provisions of the Shareholders Agreement. Messrs. Arias, Betolaza, Chan, Hewitt, and Nesmith are currently MP Board Members. As disclosed in "Management—Nominees for Directors," Mr. Betolaza is a Partner, and Mr. Chan is a Managing Partner of MatlinPatterson Global Advisers LLC, an affiliate of MatlinPatterson Global Opportunities Partners, L.P.

        The Shareholders Agreement contains other provisions regarding, among other things, reporting obligations, registration rights, transferring rights granted by the Shareholders Agreement, third party beneficiaries and enforcement of certain provisions of the Shareholders Agreement thereby, specific performance, amendments, granting of equivalent rights to our additional stockholder, and termination of the requirements for approval of actions by Non-Matlin Global Partners Board Members once they are no longer required to have a seat on the board.

Review, Approval or Ratification of Transactions with Related Persons

        Transactions with related persons are required to be disclosed under our Code of Ethics for Directors (the "Code of Ethics") and our Code of Conduct and Business Principles (the "Code of Conduct"), which policies include disclosure of items covered by Item 404(a) of Regulation S-K. Depending on the source and type of related person transaction, review, approval or ratification of it may occur by the Audit Committee, who is charged with reviewing reports and disclosures of insider and affiliated party transactions, or by the full Board, each in accordance with the standards stated in the Code of Conduct or Code of Ethics.

SOLICITATION AND EXPENSES OF SOLICITATION

        The proxies solicited hereby are solicited by our Board of Directors. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy materials for the annual meeting of stockholders in 2009 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, proposals of stockholders intended to be presented at the annual meeting in 2009 must be received by the Secretary of the Company no later than December 26, 2008 and will be considered untimely if received after such date. Proposals submitted outside the procedures prescribed in SEC Rule 14a-8 will be considered untimely if not delivered or mailed and received at our principal executive offices prior to the date of the annual meeting of stockholders. Proposals should be sent to Corporate Secretary, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269.

ADDITIONAL INFORMATION

        We will furnish without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed with the SEC, including the financial statements and the schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Dennis Norman, Vice President—Strategic Planning and Communications, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. Additional information, including a copy of the Company's Annual Report on Form 10-K, may be obtained by visiting the Company's publicly accessible website at www.polymergroupinc.com. A list of stockholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Company's headquarters beginning on May 12, 2008.

        Please complete the enclosed Proxy and mail it in the postage-paid envelope provided as soon as possible.

ANNEX I

POLYMER GROUP, INC.
2008 LONG-TERM STOCK INCENTIVE PLAN

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

        1.1    Purposes of the Plan.    Polymer Group, Inc. (the "Company") has established this Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders. The purposes of the Plan are to (a) provide certain employees of the Company and its Subsidiaries with incentives to contribute to the Company's performance, maximize stockholder value and otherwise contribute to the success of the Company and (b) enhance the Company's ability to attract, reward and retain such employees upon whose efforts the Company's success and future growth depends. The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and other stock-based awards.

        1.2    Effective Date.    The Plan was adopted by the Board of Directors on April 22, 2008 and shall be effective as of such date, subject to the requisite approval of the Company's stockholders at the 2008 Annual Meeting of Stockholders.

ARTICLE 2.    DEFINITIONS

        2.1    Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

          (a)   "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards.

          (b)   "Award Agreement" means an agreement between the Company and the Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

          (c)   "Board" or "Board of Directors" means the Board of Directors of the Company.

          (d)   "Cause" means the occurrence of one or more of the following events: (i) the conviction of the Participant of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; (ii) a breach of the Participant's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; (iii) the commission by the Participant of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; (iv) the Participant's reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries. In any event, the existence of "Cause" shall be determined by the Company, employing Subsidiary and/or Committee.

          (e)   "Change in Control" means, except as otherwise expressly provided in an Award Agreement, the occurrence of one of the following events:

              (i)  if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the

    "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than (A) an acquisition by an Exempt Person or (B) an acquisition by a "group" or "person" that contains or has as an owner, as the case may be, an Exempt Person that is the "beneficial owner", directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of such "group's" or "person's", as the case may be, then outstanding voting securities or other equity or equity-like interests;

             (ii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

            (iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), or (C) by or with any "person" that has as an owner an Exempt Person that is the "beneficial owner", directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of the Company's or such surviving entity's then outstanding voting securities or other equity or equity-like interests; or

            (iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

          Notwithstanding the foregoing and unless otherwise provided by the Committee, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control with respect to an Award that is subject to Section 409A of the Code only to the extent that such events also constitute a "change in control event" within the meaning of Section 409A of the Code and applicable regulations and guidance thereunder.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. References to any section of the Code shall be deemed to include reference to applicable regulations thereunder and any successor provision.

          (g)   "Committee" means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are "non-employee directors" within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder, the Committee shall consist of two or more Directors who are "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

          (h)   "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (i)    "Company" means Polymer Group, Inc., a Delaware corporation, or any successor thereto.

          (j)    "Director" means any individual who is a member of the Board of Directors of the Company.

          (k)   "Disability" means, in the case of an Incentive Stock Option, a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee, and with respect to any other Award, except as otherwise expressly provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

          (l)    "Employee" means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under the Plan.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. References to any section or rule of the Exchange Act shall be deemed to include reference to any successor provision

          (n)   "Exempt Person" means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners (Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities; (ii) any person, entity or group under the control of any party included in clause (i); or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

          (o)   "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

          (p)   "Incentive Stock Option" or "ISO" means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (q)   "Named Executive Officer" means a Participant who is considered a "covered employee" within the meaning of Section 162(m) of the Code.

          (r)   "Nonqualified Stock Option" or "NSO" means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

          (s)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (t)    "Option Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

          (u)   "Participant" means a recipient of an Award under the Plan which Award is outstanding.

          (v)   "Performance Award" means an Award granted under Article 10 which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

          (w)  "Performance Goals" means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant's receipt of a Performance Award, as described in Section 10.1(b) hereof.

          (x)   "Performance Period" means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

          (y)   "Plan" means this Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan, as amended from time to time.

          (z)   "Restricted Period" means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

          (aa) "Restricted Stock" means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (bb) "Restricted Stock Unit" means the right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (cc) "SAR" means a stock appreciation right granted pursuant to Article 7.

          (dd) "Stock Award" means an equity-based award granted pursuant to Article 9.

          (ee) "Subsidiary" means a corporation, partnership, limited liability company, joint venture or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company; provided, that for purposes of Incentive Stock Options, Subsidiary means a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if to do so would result in noncompliance with Section 409A of the Code.

          (ff)  "Ten Percent Stockholder" means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

ARTICLE 3.    ADMINISTRATION

        3.1    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award, vesting or other exercise conditions applicable to an Award, the duration of an Award, whether an Award is intended to qualify as a Performance Award, and restrictions on transferability of an Award and any shares of Common Stock issued thereunder); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; delegate administrative responsibilities under the Plan and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a termination of employment. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan.

        3.2    Award Agreements.    Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan, and incorporate any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement's effectiveness that the Agreement be signed by the Participant.

        3.3    Rules for Foreign Recipients.    Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of Awards under the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant is located or employed, to meet the goals and objectives of the Plan or to accommodate differences in laws, rules, regulations, customs or policies of such foreign jurisdictions; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions.

        3.4    Decisions Binding.    All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company's stockholders, and Participants and their estates and beneficiaries.

        3.5    Indemnification.    In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as expressly provided by statute; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member's own behalf.

ARTICLE 4.    STOCK SUBJECT TO THE PLAN; AWARD LIMITS

        4.1    Stock Available Under the Plan.    Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 425,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash, or any such shares which are tendered or withheld in payment of the exercise price with respect to the Award or any taxes payable in connection with the Award, shall be available for further Awards under the Plan.

        4.2    Individual Award Limits.    Notwithstanding any provision in the Plan to the contrary, no individual Participant shall be granted, during any one calendar year, any Awards consisting of, covering or relating to in the aggregate more than 200,000 shares of Common Stock.

        4.3    ISO Limit.    The maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be 425,000 shares.

        4.4    Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar fundamental change in corporate capitalization affecting the Common Stock, the Committee shall make equitable and proportionate adjustments and/or substitutions, as applicable, to the maximum number and kind of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, the number of shares of Common Stock subject to the individual Award limit set forth in Section 4.2, the number of shares of Common Stock subject to the ISO limit in Section 4.3, and the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.4 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Section 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

        Awards under the Plan may be granted to Employees as selected by the Committee. In determining the Employees to whom an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee's assessment of the individual's present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

ARTICLE 6.    STOCK OPTIONS

        6.1    Stock Options.    Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, the terms and conditions that shall apply to the Option upon a termination of employment and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

          (b)    Option Price.    The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c)    Exercise of Options.    An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

          (d)    Option Term.    The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

          (e)    ISO Limitation.    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 per Participant or such other applicable limitation set forth in Section 422 of the Code or any regulations thereunder, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

          (f)    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Committee, specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to the Company in full in cash or cash equivalents acceptable to the Company, or to the extent authorized by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing or any other means which the Company determines to be consistent with the Plan's purpose and applicable law (including a "cashless exercise" as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions).

          (g)    Transfer Restrictions.    Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant's lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant's guardian or legal representative in the event of the Participant's legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may provide in an Award Agreement that a Participant may transfer NSOs under certain circumstances and may impose conditions and limitations on any permitted transferability. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

          (h)    No Stockholder Rights.    No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant's Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

        7.1    Grants of SARs.    Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, the terms and conditions that shall apply to the SAR upon a termination of employment and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

          (b)    Initial Value of SARs.    The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

          (c)    Exercise of SARs.    A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

          (d)    Term of SARs.    The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

          (e)    Payment of SAR Value.    Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. The amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock as determined by the Committee and specified in the Award Agreement. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

          (f)    Nontransferability.    Except as otherwise set forth herein or in an Award Agreement, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated,

  hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant's lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant's guardian or legal representative in the event of the Participant's legal incapacity).

          (g)    No Stockholder Rights.    No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        8.1    Grants of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares with respect to which the Restricted Stock or Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)    Purchase Price.    The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

          (c)    Nontransferability.    Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

          (d)    Other Restrictions.    The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

          (e)    Settlement of Restricted Stock Units.    After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.

          (f)    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election under Section 83(b) of the Code.

          (g)    Termination of Employment.    Notwithstanding anything herein to the contrary and except as otherwise specified by the Committee in the Award Agreement, in the event of the Participant's termination of employment prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

          (h)    Stockholder Rights.

              (i)    Restricted Stock.    Except to the extent otherwise provided in the Award Agreement, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

             (ii)    Restricted Stock Units.    A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

            (iii)    Adjustments and Dividends Subject to Plan.    With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

          (i)    Issuance of Restricted Stock.    A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9.    STOCK AWARDS

        The Committee may grant other types of Stock Awards that are denominated or valued by reference to or consist of shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10.    PERFORMANCE AWARDS

        10.1    Performance Awards.    Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee may designate an Award of Restricted Stock or Restricted Stock Units or a Stock Award as a Performance Award based upon a determination that the Participant is or may become a Named Executive Officer and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

          (a)    Award Agreement.    Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)    Performance Goals.    The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code and the regulations thereunder; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: (i) stock price; (ii) earnings per share (basic or diluted); (iii) net income; (iv) pre-tax operating income; (v) earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization) or a multiple of earnings; (vi) profits (including gross or net profits; after-tax profits or pre-tax profits); (vii) revenues; (viii) revenue growth; (ix) cash flow, free cash flow, cash flow return on investment, or net cash flow; (x) gross margins; (xi) financial return ratios; (xii) stockholder return; (xiii) return on equity; (xiv) return on investment; (xv) return on assets; (xvi) return on net assets; (xvii) return on capital; (xviii) reduction of debt; (xix) debt rating; (xx) debt to equity ratio; (xxi) debt to capitalization ratio; (xxii) consummation of debt offerings; (xxiii) consummation of equity offerings; (xxiv) sales; (xxv) expense reduction levels; (xxvi) growth in assets, sales or market share; (xxvii) share count reduction; or (xxviii) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, customer satisfaction goals, cost targets, safety goals or goals relating to acquisitions or divestitures. Performance Goals may be expressed by reference to (1) one or more divisions, business units or Subsidiaries (provided, that a Performance Goal related to any such entity would satisfy the requirements of Section 162(m) of the Code); (2) the Company and/or its Subsidiaries as a whole, or (3) any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant's individual performance with respect to any of the foregoing criteria. Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). The Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (A) asset write-downs or impairment charges; (B) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items; (C) litigation or claim expenses, judgments or settlements, or (D) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

          (c)    Payment.    Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or as otherwise provided in Article 11 with respect to a Change in Control.

          (d)    Code Section 162(m).    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

ARTICLE 11.    ASSUMPTION OF AWARDS; CHANGE IN CONTROL

        11.1    Assumption of Awards.    In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur and subject to Section 11.2 below, all of the Company's obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed or substantially equivalent awards shall be substituted by the surviving or continuing corporation.

        11.2    Change in Control.

        (a)    Options and SARs.    Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable immediately prior to the consummation of a Change in Control. In connection with any transaction of the type specified by clause (iii) of the definition of Change in Control in Section 2.1, the Committee may, in its discretion, (i) cancel any or all outstanding Options and SARs under the Plan in consideration for a cash payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Options and SARs had been fully exercised immediately prior to such transaction (assuming for the purpose of the Section 11.2(a) that the SARs otherwise were to be settled in shares of Common Stock), less (in the case of Options) the aggregate exercise price that would have been payable by the holder therefor; or (ii) if, in the case of Options, the amount that would have been payable to the holders thereof pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, or in the case of SARs, no amount would have been payable upon exercise thereof (pursuant to Section 7.1(e)), cancel any or all such Options and SARs for no consideration or payment of any kind.

        (b)    Restricted Stock, Restricted Stock Units and Stock Awards.    Except as otherwise provided by the Committee, all outstanding Awards of Restricted Stock, Restricted Stock Units and Stock Awards

(including those that have been designated as Performance Awards) shall be deemed vested, all applicable restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended immediately prior to the consummation of a Change in Control.

ARTICLE 12.    CERTAIN OTHER PROVISIONS APPLICABLE TO AWARDS

        12.1    Restrictions on Transferability.    Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

        12.2    Termination of Employment.    Except as otherwise provided herein with respect to Performance Awards, the Committee shall have the authority and discretion to specify in an Award Agreement the terms and conditions that shall apply to an Award upon a Participant's termination of employment for any reason.

        12.3    Special Condition and Forfeiture Provisions.    The Committee may provide in an Award Agreement that a Participant's rights, payments and benefits with respect to an Award, including the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be contingent upon compliance with certain conditions, including without limitation restrictive covenants relating to competitive activities; confidentiality of information; non-solicitation of employees, customers, suppliers or others; cooperation in litigation, non-disparagement of the Company, its Subsidiaries and their officers, directors and employees; and such other restrictions and covenants specified by the Committee.

ARTICLE 13.    AMENDMENT, SUSPENSION AND TERMINATION

        13.1    Amendment, Suspension and Termination of Plan.    The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is necessary or desirable, even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant's consent.

        13.2    Amendment of Awards.    Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant's consent except as otherwise provided in the Plan.

        13.3    Section 409A and Compliance Amendments.    Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant's consent, including but not limited to reforming (including on a retroactive basis, if applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code and applicable regulations and guidance issued thereunder.

ARTICLE 14.    WITHHOLDING

        14.1    Tax Withholding in General.    The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and/or any other taxes (including the Participant's FICA obligation) required by applicable law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

        14.2    Share Withholding and Remittance.    With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act), shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant's ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 15.    GENERAL PROVISIONS

        15.1    Restrictions on Stock Ownership/Legends.    The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

        15.2    No Employment Rights.    Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

        15.3    No Participation Rights.    No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

        15.4    Unfunded Plan.    To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan.

        15.5    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee.

        15.6    Approvals and Listing.    The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company's Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

        15.7    Compliance with Code Section 162(m).    It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Awards granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary to enable Performance Awards to qualify as performance-based compensation thereunder (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as "performance-based compensation" and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

        15.8    Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure under Section 409A.

        15.9    Other Corporate Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

        15.10    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

        15.11    Severability.    The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

        15.12    Governing Law.    To the extent not preempted by federal law, the Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

POLYMER GROUP, INC.

9335 HARRIS CORNERS PARKWAY, SUITE 300

CHARLOTTE, NORTH CAROLINA 28269

2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints ROBERT J. KOCOUREK and DANIEL L. RIKARD (collectively, the “Proxies”), and each of them, proxies, with full power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held May 22, 2008 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

POLYMER GROUP, INC.

May 22, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

20930000000000000000 3	052208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” APPROVAL OF THE POLYMER GROUP, INC. 2008 LONG-TERM STOCK INCENTIVE PLAN.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. To approve the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Pedro A. Arias Ramon Betolaza Wade Nesmith Lap Wai Chan William B. Hewitt Eugene Linden James A. Ovenden Veronica Hagen Charles E. Volpe

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2008 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted FOR the slate of directors described herein, FOR the approval of the Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan, and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”			PROMPTLY USING THE ENCLOSED ENVELOPE.
and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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POLYMER GROUP, INC. NOTICE OF 2008 ANNUAL MEETING AND PROXY STATEMENT
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2008
PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 POLYMER GROUP, INC. 2008 LONG-TERM STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
OTHER BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
2007 OPTION EXERCISES AND STOCK VESTED
2007 PENSION BENEFITS
2007 DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SOLICITATION AND EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING
ADDITIONAL INFORMATION
  ANNEX I
POLYMER GROUP, INC. 2008 LONG-TERM STOCK INCENTIVE PLAN